SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-12

                            BREDA TELEPHONE CORP.
               (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      -------------------------------

      (2) Aggregate number of securities to which transaction applies:

      -------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      -------------------------------

      (4) Proposed maximum aggregate value of transaction:

      -------------------------------

      (5) Total fee paid:

      -------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      -------------------------------

      (2) Form, Schedule or Registration Statement No.:

      -------------------------------

      (3) Filing Party:

      -------------------------------

      (4) Date Filed:

      -------------------------------

May 1, 2003


Dear Shareholders:

      You are cordially invited to the annual meeting of Breda Telephone Corp. at the corporate office of Breda Telephone Corp. located at 112 East Main, Breda, Iowa, on Tuesday, May 20, 2003 at 7:30 p.m. Lunch will be served. Breda Telephone Corp.'s office is identified by the Western Iowa Networks sign in front of the office. "Western Iowa Networks" is a service mark of Breda Telephone Corp.

      The following documents are being provided to you along with this letter:

            1.    Notice of Annual Meeting of Shareholders
            2.    Proxy Statement
            3.    Ballot
            4.    2002 Annual Report
            5.    Two ballot envelopes

      One item on the ballot is the Ratification of Appointment of Auditors. Breda Telephone Corp.'s Board of Directors has retained Kiesling Associates, LLP to act as independent auditors for Breda Telephone Corp. during 2003. The other item on the ballot is the election of directors. There are three candidates for the three director positions that need to be filled at this year's annual meeting. Please complete your ballot and return it as instructed in the ballot.

      We encourage your attendance at the annual meeting. Some of the information mailed to you along with this letter will be covered at the annual meeting so please bring your package of information along to the meeting.

      We look forward to seeing you at the annual meeting as we share information on Breda Telephone Corp.

                                          Sincerely,


                                          /s/Dean Schettler
                                          ------------------------------------
                                          Dean Schettler
                                          President - Board of Directors

                             BREDA TELEPHONE CORP.
                           -----------------------
                         112 East Main, P.O. Box 190
                              Breda, Iowa 51436
                            ----------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 May 20, 2003
                           -----------------------

Notice is hereby given that the Annual Meeting of Shareholders of BREDA TELEPHONE CORP. will be held at the corporate office of Breda Telephone Corp. located at 112 East Main, Breda, Iowa, on Tuesday, May 20, 2003 at 7:30 p.m., Breda local time, for the following purposes:

      1.    To elect three directors.

      2.    To ratify the appointment of auditors for the year 2003.

      3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 14, 2003, will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

Shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU WILL BE ABLE TO ATTEND THE MEETING IN PERSON, PLEASE DATE YOUR BALLOT, INDICATE YOUR CHOICE ON THE MATTERS TO BE VOTED UPON, AND RETURN THE BALLOT PROMPTLY IN THE ENCLOSED ENVELOPES. IF YOU DO ATTEND THE MEETING AND DESIRE TO WITHDRAW YOUR BALLOT, YOU MAY DO SO BY NOTIFYING THE SECRETARY OR ANOTHER OFFICER OF BREDA TELEPHONE CORP. AT THE COMMENCEMENT OF THE MEETING.

THE BALLOT IS NOT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BREDA TELEPHONE CORP. THE BALLOT IS BEING TRANSMITTED TO SHAREHOLDERS BY BREDA TELEPHONE CORP. IN ACCORDANCE WITH THE AMENDED AND RESTATED BYLAWS OF BREDA TELEPHONE CORP.

The accompanying Proxy Statement describes in more detail the matters to be acted upon at the meeting.

A copy of the 2002 Annual Report to Shareholders, which includes audited financial statements, is also enclosed.

                                    By Order of the Board of Directors,

                                    /s/Larry Daniel
                                    ------------------------------------------
                                    Larry Daniel
                                    Secretary
Breda, Iowa
May 1, 2003

                             BREDA TELEPHONE CORP.
                                112 East Main
                                 P.O. Box 190
                              Breda, Iowa 51436

                                PROXY STATEMENT

                 Annual Meeting of Shareholders, May 20, 2003


                              GENERAL INFORMATION

This Proxy Statement and the enclosed ballot are being provided by BREDA TELEPHONE CORP. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 20, 2003, at 7:30 p.m. at the corporate office of the Company located at 112 East Main, Breda, Iowa, and any adjournment or postponement thereof (the "Meeting"). If a ballot is properly completed and timely returned to the Company, the shares it represents will be voted at the Meeting in accordance with the instructions contained in the ballot. If a shareholder attends the Meeting and desires to withdraw the shareholder's ballot, the shareholder may do so by notifying the Secretary or another officer of the Company at the commencement of the Meeting. The shareholder will then be provided with another ballot to complete and deliver to the Secretary at the Meeting. This Proxy Statement and the accompanying ballot will be first mailed to shareholders on or about May 1, 2003. The cost of the distribution and handling of this Proxy Statement and the ballots will be borne by the Company. The ballot is not solicited on behalf of the Board of Directors of the Company. The ballot is being transmitted to the shareholders by the Company in accordance with the Amended and Restated Bylaws of the Company.

                              VOTING SECURITIES

Only shareholders of record as of the close of business on April 14, 2003 will be entitled to notice of and to vote at the Meeting.

The Company has a single class of common stock, without par value ("Common Stock"). There were 32,812 shares of Common Stock outstanding on April 14, 2003. Those shares were held by 578 different shareholders. Each shareholder is entitled to only one vote on each matter presented to shareholders, regardless of the number of shares of Common Stock held by the shareholder, with one exception regarding shareholders who previously held shares of the Company's Class A stock. Those shareholders have one vote for each share of former Class A stock previously held by them on February 28, 1995, and until one of the following occurs: (1) the shareholder no longer receives service from the Company; (2) the shareholder no longer resides in the Breda, Iowa or Lidderdale, Iowa telephone exchange area served by the Company; (3) the shareholder dies; or
(4) the shareholder transfers the shareholder's shares to another person. As of April 14, 2003, there were 22 shareholders with multiple voting rights arising from their prior ownership of Class A stock, and they have one vote for each share of the former Class A stock previously held by them. The number of shares of the former Class A stock previously held by those 22 shareholders was 61.

Any number of shareholders of the Company present in person or represented by proxy at the Meeting will constitute a quorum for the transaction of business at the Meeting, unless the representation of a different number is required by law, in which case the representation of the number so required shall constitute a quorum. The Company does not, however, believe a different number is required by law for any of the matters scheduled to be presented to the shareholders at the Meeting. Votes withheld for any matter, abstentions and broker-dealer non-votes represented at the Meeting will be counted for quorum purposes, but will not be counted as votes cast with respect to any matter to come before the Meeting and will not affect the outcome of any matter. If a quorum exists, directors will be elected by a plurality of the votes cast. Shareholder action on other matters will be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number is required by law or the Company's Amended and Restated Articles of Incorporation. The Company does not believe that a greater number is required by law or the Amended and Restated Articles of Incorporation for the vote on the ratification of the appointment of auditors for the Company for the year 2003.

Under the Company's Amended and Restated Bylaws, voting by shareholders on any question or in any election is required to be taken by written ballot. The Amended and Restated Bylaws also require that the written ballots be mailed by regular mail to all shareholders. The written ballots are to be accompanied by a self-addressed, stamped envelope. The envelopes are to be addressed to a post office box at the Carroll, Iowa post office. Any written ballots dropped off at the Company's offices prior to the corresponding shareholders meeting are delivered to that post office box, where practicable. The Company's Amended and Restated Bylaws also provide for a ballot committee of six individuals, comprised of two shareholders appointed by the Board of Directors on an annual basis, an accountant from the accounting firm doing the annual audit of the Company, legal counsel as appointed by the Board of Directors, and two other shareholders. The latter two shareholders appoint their own replacements for the next year. The ballot committee has sole control over the post office box and ballots, and is responsible for removing the ballots from the post office box and tallying the votes represented by the ballots. The results of the vote by the ballots have historically been determined prior to the meeting of the shareholders, and announced at the meeting. Given this practice, the Company does not call for votes of the shareholders at any meeting, and no vote of the shareholders will accordingly be taken at the Meeting. Shareholders are therefore strongly encouraged to timely mail their written ballots. Shareholders will, however, be permitted to present their ballots at the Meeting, and if you attend the Meeting and desire to withdraw your ballot, you may do so by notifying the Secretary or another officer of the Company at the commencement of the Meeting. You will then be provided with another ballot to complete and deliver to the Secretary at the Meeting.

Given the requirement in the Company's Amended and Restated Bylaws that all voting by the shareholders be by written ballot and that all written ballots be mailed by regular mail to all shareholders prior to the meeting, no shareholder action will be able to be taken at the Meeting other than the election of directors and the ratification of the appointment of the Company's auditors for 2003.

                            ELECTION OF DIRECTORS

The Board of Directors of the Company consists of seven members. Each member of the Board of Directors is elected to a three year term and until his or her successor is elected. The terms of office of the directors are staggered, so that three of the directors' terms expire in one year, two expire the next year, and two expire the following year. As discussed below, the terms of three directors will expire at the Meeting.

Each director must also be a shareholder of the Company, and a director will automatically cease to be a director if he or she sells or transfers all of his or her shares of Common Stock. Each director must also be at least 18 years old. Also, if a person has served for three consecutive terms as a director, that person must be off the Board for at least one year before the person can again be elected as a director.

The Company has established a nomination process for determining the nominees for directors of the Company. Under that process, a person meeting the qualifications set forth in the preceding paragraph can be nominated to serve as a director of the Company if at least three shareholders nominate that person and provide a nominating petition to the Company. The Company notified its shareholders by letter in February, 2003, that any one wishing to nominate themselves to serve as a director, or another shareholder to serve as a director, needed to submit a nominating petition to the Company by no later than March 31, 2003. Three individuals were nominated to serve as a director through this process. Those individuals are identified below.

Although the Board anticipates that all nominees will be able to serve, in the event any one or more of the nominees should be unable to do so, any vote for a nominee who, prior to election, is determined to be unable to serve, will not be counted and will not be cast for any other nominee.

Directors Continuing in Office.

The following information is furnished for each person who will continue as a director following the Meeting.

Larry Daniel has been a director of the Company since April, 1995. His current term as a director will end at the annual shareholders meeting which is held in 2004. He also has been the Secretary of the Company since April, 1995. He has also served as a director and the Secretary of each of the Company's subsidiaries since April, 1995. Mr. Daniel is self-employed as a farmer, and he has been for at least the last five years. Mr. Daniel is 60 years old.

Charles (Chuck) Thatcher has been a director of the Company since May, 2001. His current term as a director will end at the annual shareholders meeting which is held in 2004. He has also served as a director of each of the Company's subsidiaries since May, 2001. Mr. Thatcher has been an owner of Midwest Wholesale Building Products in Carroll, Iowa for approximately the last 18 years. Midwest Wholesale Building Products is a wholesaler/retailer of lumber, building products and materials. Mr. Thatcher is 51 years old.

Dave Grabner has been a director of the Company since April, 1999. His current term as a director will end at the annual shareholders meeting which is held in 2005. Mr. Grabner has been the Treasurer of the Company since May, 2001. He has also served as a director of each of the Company's subsidiaries since April, 1999, and as the Treasurer of each of the Company's subsidiaries since May, 2001. Mr. Grabner is currently self-employed as an electrician, and has been for at least the last five years. He was previously self-employed as a farmer. Mr. Grabner is 54 years old.

Clifford Neumayer has been a director of the Company since April, 1996. His current term as a director will end at the annual shareholders meeting which is held in 2005. Mr. Neumayer has been the Vice-President of the Company since April, 1996. He has also served as a director and the Vice-President of each of the Company's subsidiaries since April, 1996. Mr. Neumayer has been self-employed as a farmer since 1970. Mr. Neumayer is 54 years old.

Nominees for Director.

The terms of three directors will expire at the Meeting, so three directors accordingly need to be elected at the Meeting. The directors who are elected will serve until the annual shareholders meeting which is held in 2006. There are three nominees for those three director positions, and the following paragraphs provide some information regarding those nominees.

Dean Schettler is one of the nominees for election as a director. Mr. Schettler has been a director of the Company since April, 1997, and the President of the Company since April, 1998. He has also been a director of each of the Company's subsidiaries since April, 1997, and the President of the subsidiaries since April, 1998. Mr. Schettler has been employed by Pella Corporation, located in Pella, Iowa, since August, 1986. He was a moulder technician until August, 1997. Since that time he has been a production coordinator. Pella Corporation is a window and door manufacturer. Mr. Schettler is 50 years old.

Roger Nieland is also a nominee for election as a director. Mr. Nieland has been a director of the Company since May, 2000. He has also served as a director of each of the Company's subsidiaries since May, 2000. Mr. Nieland is currently self-employed as a farmer, and has been for at least the last five years. Mr. Nieland has been a director of Iowa Ethanol Coop since September, 1994. Iowa Ethanol Coop organized the start-up of a corn milling plant in Glidden, Iowa. The corn milling plant operates under the name Iowa Corn Processors. Mr. Nieland has also served as a trustee for Wheatland Township, in Carroll County, Iowa. Mr. Nieland is 67 years old.

John Wenck is another of the nominees for election as a director. Mr. Wenck has been a director of the Company since April, 1997. He has also served as a director of each of the Company's subsidiaries since April, 1997. Mr. Wenck is currently self-employed as a farmer. He was also previously employed by the United Parcel Service as a delivery driver. Mr. Wenck is 64 years old.

Directors of the Company's Subsidiaries.

The directors of the Company have historically also served as the directors for the Company's five direct and indirect wholly owned subsidiaries. The nominees who are elected to serve as a director of the Company will accordingly also be elected by the Company or the applicable subsidiary of the Company to serve as a director of each of those five subsidiaries.

Committees of the Board of Directors.

The Board of Directors does not have any standing audit, nominating or compensation committee, or any other committees performing similar functions.

Meetings of the Board of Directors.

The Board of Directors held a total of 17 meetings during 2002. All directors attended at least 75% of those meetings.

Compensation of the Board of Directors.

Since June, 2000, all of the Company's directors have received $125 for each regular, special and conference call meeting of the board of directors. The Vice-President, Secretary and Treasurer of the Company also currently receive an additional $25 for each regular, special and conference call meeting of the board of directors, and the President of the Company receives an additional $100 per meeting. Those payments are made to those individuals in their capacities as directors, and are based upon their additional duties at the meetings of the board of directors. The Company's directors received $100 for each regular, special and conference call meeting in 1999 and through May, 2000. The Vice-President, Secretary and Treasurer also received an additional $25 per meeting in 1999 and 2000. The President received an additional $50 per meeting in 1999 and through May, 2000.

Since June, 2000, all of the Company's directors have received $150 per day for all day meetings of the board of directors. The directors received $125 per day for all day meetings of the board of directors in 1999 and through May, 2000.

Since June, 2000, all of the Company's directors have received $150 for each outside meeting attended by a director and which lasts over three hours. The directors received $125 for each such meeting in 1999 and through May, 2000. The directors receive one-half of their regular meeting rate for each outside meeting which lasts less than three hours. Outside meetings are not formal meetings of the board of directors. Examples of outside meetings include conventions and city council meetings.

Since October, 2001, directors who serve on a committee have received $150 for each committee meeting which does not coincide with another meeting of the board of directors.

The Company's directors are also reimbursed for mileage and for any expenses paid by them on account of attendance at any meeting of the board of directors or other meetings attended by them in their capacity as a director of the Company.

The Company's directors may also receive internet access from the Company or its subsidiaries at no cost. The current estimated yearly value of internet access is $300. They were also entitled to receive internet access in 1999, 2000 and 2001.

Executive Officers of the Company.

The executive officers of the Company are elected annually by the Board of Directors, and hold office until their successors are chosen. Any officer may be removed by the Board of Directors at any time, with or without cause. Each officer must also be a director and a shareholder of the Company. The officers of the Company as of the time of the mailing of this Proxy Statement are identified in the above discussion of the directors and nominees for director of the Company. The officers of the Company have historically also served as the officers for each of the Company's five direct and indirect wholly owned subsidiaries.

Significant Employees.

The Company has two employees who the Company believes make a significant contribution to its business. Those employees are Robert J. Boeckman and Jane A. Morlok.

Mr. Boeckman has been employed by the Company in various capacities since May, 1982. Prior to January, 1995, he was the Company's assistant manager. He was the manager of the Company from January, 1995 to March, 1998, at which time he was given the title chief operating officer. His current titles are chief operations officer and co-chief executive officer. Mr. Boeckman is 42 years old.

Ms. Morlok became the chief financial officer of the Company on March 30, 1998. Her current titles are chief financial officer and co-chief executive officer. Ms. Morlok was the Assistant Administrator/CFO of Manning Regional Healthcare Center in Manning, Iowa from July, 1987 until March 20, 1998. Her responsibilities in that position included budgeting, reimbursement and rate setting for the hospital and nursing home run by the Manning Regional Healthcare Center, as well as daily general ledger operations and IRS filings. She also provided similar services to several other affiliated corporations. Ms. Morlok is 49 years old.

The Company entered into a new employment agreement with both Mr. Boeckman and Ms. Morlok on April 1, 2002. The Company does not believe the employment agreements were materially different from the Company's prior employment agreements with Mr. Boeckman and Ms. Morlok, but each of the employment agreements did include compensation adjustments.

Mr.  Boeckman.

Under the terms of Mr. Boeckman's employment agreement, he is employed in the capacity of chief operations officer and co-chief executive officer of the Company. Mr. Boeckman is responsible for the day-to-day operations of the Company under his employment agreement.

Mr. Boeckman's employment agreement terminated by its terms on April 1, 2003. The Company is negotiating a new employment agreement with Mr. Boeckman. The Company does not anticipate any break in service for Mr. Boeckman, and the Company and Mr. Boeckman are continuing his employment under the current employment agreement until a new employment agreement is entered into by the Company and Mr. Boeckman.

The Company may terminate the employment agreement if Mr. Boeckman is absent from his employment under the employment agreement by reason of illness or other incapacity for more than 26 consecutive weeks. The Company will pay Mr. Boeckman compensation during any such period of illness or incapacity in accordance with the Company's sick pay policy as then in effect. The Company may also terminate the employment agreement for cause upon five days written notice to Mr. Boeckman.

The Company may also terminate the employment agreement at any time, without cause, by giving 30 days written notice to Mr. Boeckman. In this event, if requested by the Company, Mr. Boeckman shall continue to render his services and shall be paid his regular compensation up to the date of termination. In addition, Mr. Boeckman shall be paid on the date of termination a severance allowance equal to the amount remaining to be paid, if any, under the employment agreement.

Mr. Boeckman may also terminate the employment agreement, at any time, by giving 60 days notice to the Company. In this event, the Company shall pay Mr. Boeckman his compensation up to the date of termination, but Mr. Boeckman shall not be entitled to any severance payment and will not be considered for any performance bonus.

If Mr. Boeckman's employment terminates by reason of his death, the Company is only obligated to make whatever payments may be required under its pension plan.

Mr. Boeckman's yearly salary under the employment agreement is $85,000. Mr. Boeckman may also receive a bonus under the employment agreement. The employment agreement includes an attachment which sets forth some guidelines which may be followed by the board of directors in determining whether a bonus will be given and the amount of the bonus, but the employment agreement provides that the final determination as to the amount of the bonus rests solely in the discretion of the board of directors.

The employment agreement also provides that Mr. Boeckman shall be entitled to all employee benefits extended to all full time employees of the Company. Some of those benefits currently include health insurance, life insurance, a long term disability contribution, cellular phone service, a clothing allowance, free local telephone service, free internet access and free basic cable service. The Company also contributes an amount equal to 8.6% of Mr. Boeckman's annual gross salary to the defined benefit retirement and security program which is sponsored by the National Telephone Cooperative Association. The Company will also provide Mr. Boeckman with the pre-retirement death benefit that is available through the National Telephone Cooperative Association. Some of the benefits noted in this paragraph are discussed in more detail in the following section entitled "EXECUTIVE COMPENSATION AND BENEFITS". Mr. Boeckman is also reimbursed for all reasonable and appropriate expenses incurred in carrying out his duties under the employment agreement.

Mr. Boeckman's employment agreement includes a limited noncompete covenant and confidential information covenant.

Ms.  Morlok.

Ms. Morlok's employment agreement is similar to Mr. Boeckman's employment agreement. The primary differences between Ms. Morlok's employment agreement and Mr. Boeckman's employment agreement are as follows:

o Ms. Morlok's capacities under her employment agreement are chief financial officer and co-chief executive officer.

o     Ms. Morlok's annual salary under her employment agreement is $80,000.

Ms. Morlok's employment agreement also terminated by its terms on April 1, 2003. The Company is negotiating a new employment agreement with Ms. Morlok. The Company does not anticipate any break in service for Ms. Morlok, and the Company and Ms. Morlok are continuing her employment under the current employment agreement until a new employment agreement is entered into by the Company and Ms. Morlok.

The Company does not have any written employment agreements with any officers or any other employees.

Security Ownership of Management.

The following table sets forth the beneficial ownership, as of April 14, 2003, of the Company's Common Stock by each of the directors, director nominees and executive officers of the Company and by the chief operations officer of the Company, and by the directors, executive officers and chief operations officer as a group. All of the shares listed below for each individual are directly owned by that individual, unless otherwise noted.

      Name and Address of                            Number of Shares
       Beneficial Owner                       Ownership        Percent of Class
       ----------------                       ---------        ----------------

      Dean Schettler                              30                 .0909%
      16326 120th St.
      Breda, Iowa 51436

      Clifford Neumayer                          181                 .5485%
      11846 Ivy Avenue
      Breda, Iowa 51436

      Larry Daniel                                 2                 .0061%
      15731 Robin Avenue
      Glidden, Iowa 51433

      John Wenck                                   6                 .0182%
      23909 140th St.
      Carroll, Iowa 51401

      Dave Grabner                                55*                .1667%
      11098 130th Street
      Breda, Iowa 51436

      Roger Nieland                              110**               .3333%
      13312 Eagle Avenue
      Breda, Iowa 51436

      Charles Thatcher                             2***              .0061%
      15053 Granite Ave.
      Breda, Iowa 51436

      Robert Boeckman                             30                 .0909%
      23678 150th Street
      Carroll, Iowa 51401

      All directors, executive officers
      and the chief operations officer
      as a group (8 persons)                     416                 1.261%

      *     One of these shares is held by Mr. Grabner's spouse.
      **    Forty-three of these shares are held by Mr. Nieland's spouse.
      ***   One of these shares is held by Mr. Thatcher's spouse.

To the Company's knowledge, no person or group is the beneficial owner of more than 5% of the Company's Common Stock, and no person or group holds more than 5% of the Company's Common Stock under a voting trust or similar arrangement.

                     EXECUTIVE COMPENSATION AND BENEFITS

The following summary compensation table shows the compensation paid by the Company to Robert J. Boeckman, the Company's chief operations officer and co-chief executive officer, in the 2002, 2001 and 2000 fiscal years, and to Jane Morlok, the Company's chief financial officer and co-chief executive officer, in fiscal year 2002. Mr. Boeckman's services as the chief operations officer of the Company are similar to those normally provided by a chief executive officer of an Iowa corporation. Ms. Morlok's aggregate compensation and benefits from the Company did not exceed $100,000 in any year prior to 2002.

                           Summary Compensation Table

            Name and                                             Other Annual      All Other
            Position                Year  Salary(1)     Bonus   Compensation(2)  Compensation(3)
            --------                ----  ---------     -----   ---------------  ---------------
      Robert J. Boeckman,           2002   $84,341     $ 9,082     $ 1,795          $18,067
      Chief Operations Officer      2001   $81,853     $11,200     $ 2,370          $18,157
                                    2000   $80,000     $ 2,000     $ 1,890          $15,703

      Jane Morlok, Chief            2002   $78,602     $ 8,250     $ 1,808          $17,282
      Financial Officer

      (1) This amount includes a contribution by Mr. Boeckman and Ms. Morlok of 3% of their respective annual gross salary pursuant to the Company's defined benefit retirement and security program, which is sponsored by the National Telephone Cooperative Association. As a condition of participation in that program, Mr. Boeckman and Ms. Morlok must contribute a minimum of 3% of their respective annual gross salary. See also the "All Other Compensation" column above.

      (2) This amount includes payments to Mr. Boeckman and Ms. Morlok by the Company from a fund established by the Company based upon sales of cell phones. The fund is allocated equally among the employees employed at the Company's and Westside Independent Telephone Company's offices. All employees share in the fund even if they are not involved in the sale of cell phones. Neither Mr. Boeckman nor Ms. Morlok are involved in those sales. The amount also includes a yearly clothing allowance and the estimated yearly value of services provided to Mr. Boeckman and Ms. Morlok by the Company or its subsidiaries at no cost. Those services are local telephone service, basic cable service, internet access, and cellular phone service.

      (3) This amount represents contributions by the Company on behalf of Mr. Boeckman and Ms. Morlok to the Company's defined benefit retirement and security program, which is sponsored by the National Telephone Cooperative Association. The program requires the Company to contribute an amount equal to 8.6% of Mr. Boeckman's and Ms. Morlok's respective annual gross salary. See also footnote 1 above regarding Mr. Boeckman's and Ms. Morlok's contributions to the program. This amount also includes a long term disability contribution of 1.12% of salary and employer-paid premiums on health, life and accidental death and dismemberment insurance.

The Company may terminate its employment agreement with Mr. Boeckman and its employment agreement with Ms. Morlok at any time, without cause, by giving 30 days written notice to Mr. Boeckman or Ms. Morlok. In this event, however, the Company must pay Mr. Boeckman or Ms. Morlok, as the case may be, on the date of termination a severance allowance equal to the amount remaining to be paid, if any, under their employment agreement.

Dean Schettler is the President of the Company. No information is provided for Mr. Schettler in the above Summary Compensation Table because he does not receive compensation in his capacity as the President of the Company. Mr. Schettler does receive compensation for his services as a director of the Company. The compensation payable to directors is discussed above.

                   RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has retained the accounting firm of Kiesling Associates, LLP to act as independent auditors for the Company during 2003 and is requesting ratification of that action by the shareholders. The Company knows of no direct or material indirect financial interests of Kiesling Associates, LLP in the Company or any of the Company's subsidiaries. One or more representatives of Kiesling Associates, LLP are expected to be present at the Meeting and may make a statement, if they desire to do so, and will be available to respond to appropriate questions.

                    DISCLOSURE OF INDEPENDENT AUDITOR FEES

      The following paragraphs describe the aggregate fees that were billed to the Company by Kiesling Associates, LLP for the fiscal years ended December 31, 2001 and December 31, 2002.

Audit Fees.

The Company was billed $62,285 and $60,460 for, respectively, the fiscal years ended December 31, 2001 and December 31, 2002 for the audit of the Company's annual financial statements and review of the financial statements included in the Company's quarterly reports on Form 10-QSB or services that were normally provided in connection with statutory and regulatory filings or engagements for those two fiscal years.

Audit Related Fees.

The Company was billed $22,645 and $29,920 for, respectively, the fiscal years ended December 31, 2001 and December 31, 2002 for assurance and related services that were related to the performance of the audit or review of the Company's financial statements and which were not reported under "Audit Fees" above. The nature of those services was compliance, assurance and review work in connection with SEC filings.

Tax Fees.

The Company was billed $2,750 and $2,750 for, respectively, the fiscal years ended December 31, 2001 and December 31, 2002 for tax compliance, tax advice and tax planning services. The nature of those services was tax return and estimated tax preparation work.

All Other Fees, Including Financial Information Systems Design and Implementation Fees.

The Company was billed $27,286 and $14,375 for, respectively, the fiscal years ended December 31, 2001 and December 31, 2002 for products and services which are not described under "Audit Fees", "Audit Related Fees" and "Tax Fees" above. The nature of those products and services was consulting on industry related issues. The Board of Directors has considered whether the provision of those services is compatible with maintaining Kiesling Associates, LLP's independence. Kiesling Associates, LLP did not render any professional services relating to financial information systems design and implementation during either of the fiscal years ended December 31, 2001 or December 31, 2002.

Each specific engagement of Kiesling Associates, LLP is approved by the Board of Directors of the Company, and the Board of Directors does not have any pre-approval policies or procedures with respect to the provision of any services by Kiesling Associates, LLP. None of the services described in "Audit Related Fees," "Tax Fees" or "All Other Fees" above were approved by the Board of Directors of the Company pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

                 SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

In order to be included in the proxy statement and written ballot for the 2004 annual meeting of the shareholders, shareholder proposals intended to be presented at that meeting must be received by the Company at its principal office by no later than January 22, 2004, and must otherwise be in compliance with applicable securities and other laws.

                                OTHER MATTERS

Management does not know of any matters to be presented at the Meeting other than the two matters stated in this Proxy Statement. As discussed in the Section above entitled "VOTING SECURITIES," given the requirement that all voting by the shareholders must be by written ballots which have been mailed to the shareholders prior to the meeting at which the action is to be taken, no other matters can be properly acted upon by the shareholders at the Meeting.

A copy of the 2002 Annual Report to Shareholders is mailed to shareholders together with this Proxy Statement. The Annual Report is not incorporated in this Proxy Statement and is not to be considered proxy soliciting material.

                                    By order of the Board of Directors,


                                    /s/ Larry Daniel
                                    ------------------------------------------
                                    Larry Daniel
                                    Secretary
Breda, Iowa
May 1, 2003

                            BREDA TELEPHONE CORP.
                                    BALLOT
                        Annual Meeting of Shareholders
                                 May 20, 2003

This Ballot is provided to you as a shareholder of Breda Telephone Corp. The shares held by you will be voted in accordance with your instructions provided on this Ballot if this Ballot is properly completed and timely returned to Breda Telephone Corp. You must complete and date this Ballot and place it in the enclosed envelope marked "Ballot". You must then place the sealed ballot envelope in the other enclosed self-addressed, stamped envelope which has the control number on it. You must return this Ballot so that it will be received at the post office box noted on the control number envelope by 5:00 p.m. on May 20, 2003. You also can, however, deliver this Ballot at the annual meeting. If you return this Ballot to Breda Telephone Corp. and attend the meeting and desire to change your vote from that indicated on this Ballot, you may do so by notifying the Secretary or another officer of Breda Telephone Corp. at the commencement of the meeting and you will be provided with another ballot to complete and deliver to the Secretary at the meeting.

This Ballot is not solicited on behalf of the Board of Directors of Breda Telephone Corp. This Ballot is being transmitted to you by Breda Telephone Corp. in accordance with the Amended and Restated Bylaws of Breda Telephone Corp.

There are three director positions to be filled and there are three nominees to fill those positions. If you do not vote for a particular nominee for director and this Ballot is otherwise properly completed and received, it will be deemed that you have withheld voting in favor of that nominee, but your vote for the other nominee or nominees will still be counted. If you do not vote for any of the nominees for director and this Ballot is otherwise properly completed and received, it will be deemed that you have withheld voting in favor of any of the nominees.

Election of Directors

I hereby vote FOR the following nominees for director. (VOTE FOR A NOMINEE BY PLACING AN "X" IN THE BOX BY THE NAME OF THE NOMINEE)

          |_|   Roger Nieland

          |_|   Dean Schettler

          |_|   John Wenck

Ratification of Appointment of Auditors

I hereby vote as follows with respect to the ratification of Kiesling Associates, LLP to act as independent auditors for Breda Telephone Corp. during 2003:

          |_|  For          |_|  Against        |_|  Abstain

Dated: __________________, 2003.

                              BREDA TELEPHONE CORP.

                               2002 ANNUAL REPORT

                                       TO

                                  SHAREHOLDERS

      This annual report is being provided to the shareholders of Breda Telephone Corp. ("Breda") in connection with the annual meeting of the shareholders which will be held at Breda's corporate office located at 112 East Main, Breda, Iowa, on Tuesday, May 20, 2003, at 7:30 p.m. This annual report is not incorporated into the proxy statement and is not proxy soliciting material.

               CAUTIONARY STATEMENT ON FORWARD LOOKING STATEMENTS

      Various statements in this annual report are or contain forward looking statements that involve and are subject to various risks, uncertainties and assumptions. Forward looking statements include, but are not limited to, statements with respect to anticipated future trends in revenues and net income, projections concerning operations and cash flow, growth and acquisition opportunities, management's plans and intentions for the future, and other similar forecasts, projections and statements of expectation. Words such as "expects," "estimates," "plans," "anticipates," "contemplates," "predicts," "projects," "prospects," "possible," "hopeful," "intends," "believes," "seeks," "should," "thinks," "objectives" and other similar expressions or variations thereof are intended to identify forward looking statements. Forward looking statements are made based on numerous and varied estimates, projections, views, beliefs, strategies and assumptions made or existing at the time of such statements and are not guarantees of future results or performance. Breda disclaims any obligation to update or revise any forward looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

      Actual future performance, outcomes and results may differ materially from those expressed in forward looking statements as a result of numerous and varied risks and uncertainties, nearly all of which are beyond the control of Breda and its management. The risks and uncertainties affecting forward looking statements include, but are not limited to, the following:

o adverse changes by the Federal Communications Commission or other regulatory authorities to the access charge rates that can be charged by Breda and its subsidiaries to long distance carriers or to the rules and other requirements regarding access charge rates or access charges, whether instituted by the applicable regulatory authorities or at the request or by reason of court or other actions taken by long distance carriers or other interested persons;

o technological advances in the telecommunications, cable and related industries, which are always occurring and at an ever increasing rate, and any one or more of which may replace or otherwise adversely affect in a material way the existing technologies utilized by Breda and its subsidiaries;

o     changes in employee relations;

o industry conditions and occurrences, including bankruptcies and insolvencies of long distance carriers (such as Global Crossing and Worldcom) and consolidations in the telecommunications and cable industries;

o economic conditions at the national, regional and local levels, which were highly uncertain at the time of the preparation of this annual report;

o political conditions at the international, national, regional and local levels, including threats and/or acts of terrorism or war;

o the general emotions and psychology of the economy, the markets and consumers, which can at times be totally unrelated to actual economic or market conditions or other more tangible factors;

o     litigation;

o ever increasing costs and expenses which are necessary to Breda's and its subsidiaries' businesses but which are outside of Breda's control, such as health and other insurance costs;

o acts or omissions of competitors and other third parties, including the lowering of pricing and the use of new marketing strategies and approaches or new third parties entering into Breda's or its subsidiaries' marketing or service areas;

o     changes in or more governmental laws, rules, regulations or policies;

o reductions in or other changes to governmental programs assisting or affecting the telecommunications and cable industries, and in particular programs which aid providers of those services to rural areas;

o     continued availability of financing and on favorable terms; and

o effects of greater competition, including competition requiring new pricing or marketing strategies or new product offerings and the risk that Breda will not be able to respond on a timely or profitable basis to competitive pressures, and the competitive effect of relationships with other carriers causing new pricing for services such as interexchange access charges and wireless access charges.

                             DESCRIPTION OF BUSINESS

General.

Breda is an Iowa corporation with its principal offices in Breda, Iowa.

Breda's principal business is providing telephone services. Telephone services are also provided by two of Breda's wholly owned subsidiaries, Prairie Telephone Co., Inc. ("Prairie Telephone") and Westside Independent Telephone Company ("Westside Independent"). A total of seven Iowa towns and their surrounding rural areas currently receive telephone services from Breda, Prairie Telephone or Westside Independent.

Another of Breda's wholly owned subsidiaries, Tele-Services, Ltd.
("Tele-Services"), provides cable television services to eighteen towns in Iowa and one town in Nebraska.

Breda's and its subsidiaries' telephone and cable television businesses are discussed in more detail below. Some of the other miscellaneous business operations of Breda and its subsidiaries are also discussed below.

Local Exchange Carrier Services.

Breda, Prairie Telephone and Westside Independent provide telephone services to the following seven Iowa towns and their surrounding rural areas:

         -- Breda, Iowa                   -- Pacific Junction, Iowa
         -- Lidderdale, Iowa              -- Yale, Iowa
         -- Macedonia, Iowa               -- Westside, Iowa.
         -- Farragut, Iowa

Breda provides services to Breda, Lidderdale and Macedonia. Prairie Telephone provides services to Farragut, Pacific Junction and Yale. Westside Independent provides services to Westside. The surrounding rural areas that are served are those within approximately a ten mile to fifteen mile radius of each of the towns.

All of the towns are in central and southern Iowa.

The primary services provided by Breda, Prairie Telephone and Westside Independent are providing their subscribers with basic local telephone service and access services for long distance calls outside the local calling area. As of December 31, 2002, they were serving approximately 2,671 telephone numbers and related access lines. Breda, Prairie Telephone and Westside Independent derive their principal revenues from providing these services.

Breda has determined to expand its core business of providing telephone services into the Carroll, Iowa market area through BTC, Inc. BTC, Inc. is a wholly owned subsidiary of Prairie Telephone. BTC, Inc. is presently offering Internet access services in the Carroll, Iowa market area, but BTC, Inc. was incorporated in 1997 primarily to explore the possibility of becoming a competitive local exchange carrier in some Iowa communities which are not served by Breda, Prairie Telephone or Westside Independent. A provider must receive a Certificate of Public Convenience and Necessity from the Iowa Utilities Board before it can provide landline, local telephone service in Iowa. In addition to the certificate requirement, a provider cannot provide local service until it has received approval from the Iowa Utilities Board for the provider's proposed tariffs and for maps and other documentation showing the provider's proposed service territory. Although the Iowa Utilities Board's rules do not require interconnection agreements with other local service providers in the service territory, an interconnection agreement is usually necessary in order to provide the services that customers already have. BTC, Inc. has finalized an interconnection agreement with Qwest.

On July 17, 1997, BTC, Inc. filed an application with the Iowa Utilities Board for issuance of a Certificate of Public Convenience and Necessity. The Iowa Utilities Board issued an Order Granting Application on August 26, 1997, to BTC, Inc. wherein it was noted that the Iowa Utilities Board found that BTC, Inc. has demonstrated that it has the necessary technical, financial and managerial ability to provide local exchange service and that its application did serve the public interest. In the order, the Iowa Utilities Board stated that BTC, Inc. would be issued a certificate when BTC, Inc. obtained an approved tariff setting forth the prices, terms and conditions of local exchange in Iowa. The Iowa Utilities Board also approved the maps filed by BTC, Inc. on July 17, 1997.

On January 23, 2003, BTC, Inc. filed an amendment to its approved application reflecting the fact that it will be doing business under the name "Western Iowa Networks". BTC, Inc. also filed a proposed local exchange tariff on January 23, 2003, and revisions to the tariff were filed on February 23, 2003. On March 7, 2003, the Iowa Utilities Board issued an order approving the amended application and the proposed tariff and its revisions, and issuing a certificate of public convenience and necessity.

Breda is required to provide local number portability in its telephone exchanges that fall within the 100 largest metropolitan statistical areas in the United States. A metropolitan statistical area is the coverage area of a city as in a telephone network. Local number portability, a mandate of the Telecommunications Act of 1996, lets subscribers keep their phone numbers and access to advanced calling features after changing service providers. Two of the seven telephone exchanges serviced by Breda, Prairie Telephone and Westside Independent fall within one of the 100 largest metropolitan statistical areas in the United States. To date, Breda has received no requests from any competitive local exchange carrier for this service in either of those two exchanges. Breda estimates that requests for this service in those two exchanges would be minimal, and Breda is in compliance and able to meet the local number portability requirement should a request be received for the service.

The Communications Assistance for Law Enforcements Act ("CALEA") was passed by Congress in 1994 and sets forth the assistance capabilities that telecommunications carriers need to maintain to support law enforcement in the conduct of lawfully authorized electronic surveillance. Pursuant to a court order or other lawful authorization, carriers must be able to 1) isolate all wire and electronic communications of a target transmitted by the carrier within its service territory; 2) isolate call-identifying information of a target; 3) provide the intercepted communications and call-identifying information of a target to law enforcement; and 4) carry out the intercepts unobtrusively, so targets are not made aware of the electronic surveillance, and in a manner that does not compromise the privacy and security of other communications.

Breda and all carriers were ordered to meet the J-Standard (basic) capabilities by June 30, 2000, and the "punch list" (six additional capabilities) by September 30, 2001. Breda filed a petition on June 30, 2000, under Section 107(c) of CALEA, which permits a carrier to file a petition with the Federal Communications Commission ("FCC") for a maximum extension of two years. Breda prepared a Flexible Deployment Assistance Guide that it sent to the Federal Bureau of Investigation identifying its switch specific information and a deployed generic timeline that indicated when its switch would be CALEA compliant. The FBI reviewed the Flexible Deployment Guides and then recommended to the FCC that it approve Breda's 107(c) Petition. Breda received an extension until June 30, 2002.

On September 21, 2001, the FCC released an order which mandated that carriers implement two of the "punch list" items by September 30, 2001. However, since the due date was so close the FCC granted carriers until November 19, 2001 to be in compliance or ask for an extension. The FBI issued a Flexible Deployment Assistance guide for "Packet-Mode Communications" that dealt with carriers offering services such as DSL and ISDN. The FCC allowed carriers to file a packet-mode flex guide and amend their initial 107(c) Petition to file for a two-year extension with a deadline of November 19, 2001. Breda was in compliance with the packet-mode requirements as of November 19, 2001. Upon the conversion to Desktop Media, L.L.C. in November of 2001 as its internet service provider, Breda again reviewed the CALEA requirements, and based on information provided by the equipment vendors determined that Breda's equipment was still in compliance with the packet-mode requirements. Breda's hardware and software were not changed in the switch over to eCi for help desk functions, so Breda remains in compliance with the packet-mode requirements. Breda's hardware and software systems are interrelated, so Breda continues to monitor these systems for CALEA compliance.

On April 11, 2002, after review by the courts, the FCC ordered carriers to install the "punch list" capabilities by June 30, 2002. In May 2002, the FBI published the Third Edition Flexible Deployment Assistance Guide, which was intended to assist carriers submitting petitions to the FCC for extensions of the June 30, 2002 compliance date for the six missing technical capabilities.

On June 25, 2002, Breda, Prairie Telephone and Westside Independent each filed a supplement to the prior Section 107(c) extension granted for their respective switches, whereby they requested a further two-year extension until June 30, 2004. They had also filed on June 11, 2002, the Third Edition Flexible Deployment Assistance Guide Template to the FBI. Breda, Prairie Telephone and Westside Independent have received acknowledgment that the CALEA Implementation Section of the FBI received the materials submitted by them in response to the Third Edition of the Flexible Deployment Assistance Guide. If the FBI, with the aid of the law enforcement community, determines that a carrier's proposed deployment schedule is consistent with law enforcement priorities, it may provide support for the carrier's petition under Section 107(c) of CALEA. The FCC, however, decides whether or not to grant any carrier's petition. Breda received notification from the FBI on April 15, 2003, that Breda, Prairie Telephone and Westside Independent had received an extension of their deployment schedules until June 30, 2004.

Breda, Prairie Telephone and Westside Independent also provide other telephone related services. For example, they sell and lease telephone equipment to their subscribers, provide inside wiring and other installation, maintenance and repair services to their subscribers, and provide custom calling services to their subscribers. They also derive revenues from providing billing and collection services for some long distance carriers for the long distance calls made by their subscribers.

Revenues are also generated from sales of cellular phones and related service packages. For example, Breda has an agency agreement dated June 1, 1999 with U.S. Cellular which allows Breda to sell cellular phones and related packages to the public, and Breda receives commissions on those sales. U.S. Cellular had notified Breda that the agreement would be terminated effective May 31, 2001. U.S. Cellular subsequently proposed a new agreement, but Breda had serious concerns about that agreement, including the fact that the new agreement would pay lower commissions to Breda. Breda subsequently received a letter from U.S. Cellular stating that Breda's current contract with U.S. Cellular would be extended to December 1, 2001, to attempt to allow the parties to reach an agreement on open issues. U.S. Cellular later sent Breda another proposed agreement, but that new agreement was not executed by Breda. Although it is likely that some form of new agreement will need to be entered into with U.S. Cellular at some point, at the time of the preparation of this annual report Breda was taking the position that Breda is continuing to operate under its June 1, 1999 agency agreement with U.S. Cellular. The agency agreement provides that it automatically renews for a period of one year on each June 1, unless either Breda or U.S. Cellular gives the other written notice of nonrenewal at least thirty days before the end of the current one year term, but subject to immediate termination if there is a material breach of the agency agreement. U.S. Cellular might, however, argue that the term provisions are not enforceable, but Breda would dispute that argument. As indicated above, Breda anticipates that a new agency agreement will need to be entered into with U.S. Cellular at some point, and possibly in 2003. Breda is hopeful, however, based on its past negotiations with U.S. Cellular, that any new agreement will, at worst, have a neutral impact on Breda's cellular commissions revenue.

Breda has also been operating the U.S. Cellular kiosk in the Walmart store in Carroll, Iowa under the June 1, 1999 agency agreement since August of 2002. Prior to that time, U.S. Cellular directly operated that outlet in competition with Breda's retail outlet in Carroll, Iowa.

Telephone services providers like Breda, Prairie Telephone and Westside Independent are subject to competition from other providers. As a result of the Telecommunications Act of 1996, telephone companies are no longer afforded exclusive franchise service areas. Under that Act, competitors can now offer telephone services to Breda's, Prairie Telephone's and Westside Independent's subscribers, and also request access to their lines and network facilities in order to offer any type of service that can be provided through those lines and facilities. The Act and the regulations promulgated by the FCC and state regulatory agencies to implement various parts of the Act could have a material adverse effect on Breda, Prairie Telephone and Westside Independent because they open up Breda, Prairie Telephone and Westside Independent to the possibility of competition that they were not subject to in the past.

There are numerous telephone companies which have filed to provide telephone services throughout all of Iowa, and Breda anticipates that more of those types of filings will be made by other telephone companies. If any of those companies choose to provide service in any of Breda's, Prairie Telephone's or Westside Independent's service areas, there would be a reduction in revenue. To date, however, no company has chosen to compete in any of Breda's, Prairie Telephone's or Westside Independent's service areas. Breda does not know the plans of any companies, but Breda currently believes the possibility of any company entering any of those service areas in 2003 is small.

Although competition is permitted, Breda, Prairie Telephone and Westside Independent currently do not, as indicated above, have direct competition in providing basic local telephone service in their existing service areas. They do, however, experience competition in providing access services and other services to long distance carriers. For example, they experience competition in providing access services for long distance carriers when their subscribers use private line transport, switched voice and data services, microwave, or cellular or personal communications service. In those cases, the subscriber is not using Breda's, Prairie Telephone's or Westside Independent's networks or switches, so they cannot charge access charges to the long distance carrier. Various other competitors and forms of competition are also likely to arise in the future as technological advances occur in the telecommunications and cable industries.

Another factor faced by Breda, Prairie Telephone and Westside Independent is the declining population base in the small communities served by them, which adversely affects their current and prospective customer base.

Some of the cellular ventures in which Breda, Prairie Telephone and Westside Independent have invested provide cellular services in the telephone exchange areas serviced by them. As indicated in the preceding paragraph, cellular services are competitive with the telephone services provided by Breda, Prairie Telephone and Westside Independent. Breda does not believe, however, that investments in cellular ventures are inconsistent or in conflict with Breda's, Prairie Telephone's or Westside Independent's overall business. Breda also believes those investments are one method of attempting to diversify across the various telecommunications technologies which were available at the time of the preparation of this annual report.

Breda, Prairie Telephone and Westside Independent also experience competition in providing billing and collection services to long distance carriers. The competition is from third parties who provide similar services. The long distance carriers are also starting to provide their own billing and collection services, rather than contracting for those services with others like Breda, Prairie Telephone and Westside Independent.

Directory advertising is also now subject to competition because the Telecommunications Act of 1996 prohibits Breda, Prairie Telephone and Westside Independent from requiring exclusive listings in their phone books.

Breda, Prairie Telephone and Westside Independent also face competition in the sale and lease of telephone, cellular and related equipment because there are numerous competitors who sell and lease telephone, cellular and related equipment.

The cellular ventures in which Breda, Prairie Telephone and Westside Independent have invested face ever increasing competition in providing cellular services and equipment from various competitors offering cellular and personal communications services.

The primary regulators of Breda's, Prairie Telephone's, Westside Independent's and BTC, Inc.'s telephone services are the Iowa Utilities Board and the FCC. The material areas of regulation of those services by the Iowa Utilities Board and the FCC are discussed later in this annual report.

Broadcast Services.

Tele-Services owns and operates the cable television systems in the following eighteen Iowa towns:

o     Arcadia             o     Grand Junction       o     Riverton
o     Auburn              o     Hamburg              o     Sidney
o     Bayard              o     Lohrville            o     Tabor
o     Breda               o     Malvern              o     Thurman
o     Churdan             o     Neola                o     Treynor
o     Farragut            o     Oakland              o     Westside


Tele-Services also owns and operates the cable television system for the town of Beaver Lake, Nebraska.

As of December 31, 2002, Tele-Services was providing cable television services to approximately 3,257 subscribers.

Tele-Services derives its principal revenues from monthly fees which are charged to its cable subscribers for basic and premium cable services provided to those subscribers.

Tele-Services provides cable services to each of the towns pursuant to franchises or agreements with each of those towns.

The Telecommunications Act of 1996 also applies to cable services provided by local exchange carriers. The Act eliminates the prohibition on local exchange carrier provision of video programming in its service area. Local exchange carriers and others may offer video programming under regulations that vary according to the type of video service being provided (radio-based, common carriage, cable TV systems, or open video systems). Under the Act, regulation is lifted for cable programming, for a basic service tier that was the only service subject to regulation on December 31, 1994, in any franchise area in which the operator services 50,000 or fewer subscribers.

The Act provides several exceptions for acquisitions and joint ventures (which to a large extent are prohibited) for certain small and rural systems. These exceptions are based on annual operating revenues, number of cable subscribers served, location of the cable subscribers served, and common ownership or control issues with any of the 50 largest cable TV system operators in existence on June 1, 1995, and if the cable system operates in a television market not in the top 100 television markets as of June 1, 1995.

A local exchange carrier may obtain, upon agreement with a cable TV operator on rates, terms, and conditions, the use of the transmission facilities of a cable system extending from the last multi-user terminal to the premises of the end user, if such use is reasonably limited in scope and duration, as determined by the FCC. The Act also permits a local exchange carrier to acquire or joint venture under different terms and conditions in cases where the subject market meets the FCC's definition of "competitive." The FCC may waive the acquisition and joint venture prohibitions if it determines the economic viability of the market merits the waiver or that a waiver would otherwise be in the public interest, and the local franchising authority approves.

Breda currently believes that competition in the cable industry arising as a result of the Telecommunications Act of 1996 will occur at a slower pace than will be the case for telephone services providers, in particular in rural areas like those served by Tele-Services.

Tele-Services' franchises or agreements with the towns do not grant Tele-Services the exclusive right to provide cable services in the towns, and other cable service providers can provide cable services in the towns. There currently are not, however, any other cable service providers in any of the towns. Although difficult to predict, Tele-Services currently does not anticipate any competitor coming into the towns in the near future given, among other things, the smaller size of the towns.

There is, however, competition in other forms. For example, Tele-Services experiences strong competition from wireless and satellite dish providers, and that competition has been increasing in recent years. Various other competitors and forms of competition are also likely to arise in the future as technological advances occur in the telecommunications and cable industries.

Another factor faced by Tele-Services is the declining population base in the small rural communities served by Tele-Services, which adversely affects Tele-Services' current and prospective customer base.

Tele-Services is regulated by the FCC. The rules and regulations of the FCC primarily relate to general operational and technical issues, and they do not affect rates or expansions of service areas. Tele-Services' cable services are also regulated in the sense that those services are, as noted above, provided pursuant to franchises or agreements with each of the towns in which Tele-Services currently provides cable services.

Internet Service Provider.

Breda, Prairie Telephone and Westside Independent also provide internet access through their telephone lines. They were providing internet access to approximately 578 subscribers as of December 31, 2002. Internet access is also provided by BTC, Inc. in some areas which are outside of the telephone exchange areas currently served by Breda, Prairie Telephone and Westside Independent. The area served by BTC, Inc. is currently limited to Carroll, Iowa and various communities surrounding Carroll, Iowa. BTC, Inc. provided internet access to approximately 1,683 subscribers as of December 31, 2002.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. continue to face ever increasing competition in providing dial-up and high speed internet access. For example, Breda has been experiencing price-point competition for Internet services from Iowa Telecom in three communities since the late fourth quarter 2000. Breda had been the sole provider of Internet services in those communities until that time. Iowa Telecom purchased the telephone exchanges for those communities in 1999 and began operating them on June 1, 2000. In late 2000, Iowa Telecom expanded the services offered in those communities to include Internet services and at a lower price than was offered by Breda. As a result, Breda has lost Internet customers in the three communities. BTC, Inc. is experiencing intense pricing and free services competition in providing internet access in its Carroll, Iowa market area. There are at least five competitors in this relatively small market area, and BTC, Inc. has experienced a 13.8% decline in its dial-up customer base in this market during the last twelve months.

Breda, Prairie Telephone, Westside Independent and BTC, Inc. are pursuing additional marketing approaches to attempt to retain and increase their internet customer base, but Breda believes there will be continuing competitive pressures to lower dial-up rates and to provide higher speed Internet access.

One step that Breda had taken to attempt to lower Breda's underlying Internet costs was through Prairie Telephone's acquisition in October of 2001 of a 10% ownership interest in Desktop Media, L.L.C. Desktop Media, L.L.C. provided internet service provider support services to Breda from approximately November 1, 2001 through March 4, 2003, at which time Breda moved its end user help-desk technical support to eCi Technical Support Solutions. Prairie Telephone has, however, retained its 10% ownership interest in Desktop Media, L.L.C., and Desktop Media, L.L.C. also has a $500,000 loan from Prairie Telephone. Breda's desire to further lower its underlying Internet costs in order to compete at a lower price point for Internet services was a critical factor in the move to eCi. Two other factors were Breda's desire to offer its Internet customers 24-hour a day, 7-day a week end user help-desk technical support, and to be able to brand these services under its own name for customer service continuity. Breda also reduced its pricing of Internet services and bundled Internet services with its long distance services in August, 2001 in order to attempt to compete at a lower price point for Internet services. Breda's reduction of its pricing has led to a decrease in Breda's overall revenue from Internet service fees. In order to attempt to provide a more competitively priced, high speed Internet service, BTC, Inc. completed the process of installing equipment in the Qwest central office in July of 2002 that allows BTC, Inc. to use a product that Qwest offers called line sharing.

Although Breda expects the overall potential customer base for Internet access to continue to increase, it is becoming more difficult to predict what increases, if any, Breda or its subsidiaries might experience in their Internet customer base given the increasingly competitive pressures in this area. It is also possible that Breda and its subsidiaries might continue to experience declines in their Internet customer base. Also, as noted above, competitive pressures regarding pricing may lead to little or no growth, or even declines, in Internet service revenues, even if Breda and its subsidiaries are successful in increasing their Internet customer base.

Breda uses part of BTC, Inc.'s business location at 526 N. Carroll Street in Carroll, Iowa as a retail store for the sale and lease of telephone, cellular and related equipment and merchandise. The store opened for business in April 2000. Breda also presently leases space adjacent to this location to accommodate its retail and sales operations in Carroll.

BTC, Inc. was the successful bidder at an auction on December 23, 2002, for a commercial building located at 603 N. Adams in Carroll, Iowa. The closing date for the purchase was January 20, 2003. The building has approximately 4450 sq. ft., which is over two times the space of the present location, and will allow BTC, Inc. and Breda to consolidate their present operations in the Carroll, Iowa market area and afford Breda the opportunity to expand its service offerings from the Carroll location. It is anticipated that the transfer of the Carroll, Iowa operations from its present location to its new location will occur during third quarter of 2003.

Other.

Prior to 2002, telemarketing services revenue was reported as a component of other revenue and was generated by Prairie Telephone's subsidiary, Pacific Junction Telemarketing, Inc. ("Pacific Junction"). On July 26, 2001, however, Pacific Junction's telemarketing call number supplier (Results Telemarketing, Inc.) notified Pacific Junction that it would no longer be able to provide calling numbers to Pacific Junction. Breda and Pacific Junction were unable to locate new sources of telemarketing calling numbers, so Pacific Junction's telemarketing center has been closed since July 26, 2001. Breda has determined that it is very unlikely that Pacific Junction's telemarketing center could ever be reopened, and Breda is in the process of dissolving Pacific Junction. The closing of Pacific Junction's telemarketing center resulted in the loss of telemarketing services revenue and local network services revenue. The telemarketing calls made by Pacific Junction were primarily intended to provide a source of access services revenue for Breda, and the closing of the telemarketing center also accordingly led to a decline in Breda's access services revenue.

Miscellaneous Business.

Breda and some of its subsidiaries are also engaged in other miscellaneous businesses.

For example, Breda and its subsidiaries have various miscellaneous investments, such as in entities which provide cellular phone services or which invest in other cellular phone or telecommunications ventures. Some of those investments are noted in the financial statements included at the end of this annual report. Those investments include Prairie Telephone's investments in RSA #1, Ltd., RSA #7, Ltd., Breda's and Westside Independent's investments in RSA #8, Ltd. and RSA #9, Ltd., and Prairie Telephone's and Westside Independent's investments in Iowa Network Services.

On October 1, 2002, Breda bought its pro-rata share of a 7.88539% ownership interest in Alpine Communications, L.C. for $248,276 when its owner elected to sell that interest. As a result of this purchase, Breda now owns 17.4229% of the membership interests in Alpine Communications, L.C. Alpine Communications, L.C. provides telecommunications exchange and local access services, long distance service, and cable television service in service areas located primarily in Clayton County in northeastern Iowa.

Some of the above investments are a potential source of cash flow for Breda, Prairie Telephone and Westside Independent through distributions which may be made by the entities. While Breda is able to participate in the management of the entities, none of Breda, Prairie Telephone or Westside Independent controls any distribution decisions, so no distributions are guaranteed, and the timing and amount of any distributions which might be declared will likely vary greatly from year to year.

Breda receives a nominal annual fee from Alpine Communications, L.C. in consideration for Breda's chief operations officer serving as an officer of the management committee of Alpine Communications, L.C.

The value of Breda's, Prairie Telephone's and Westside Independent's underlying investments in their other ventures and investments may also vary significantly from year to year. They may also face difficulties in realizing upon some of their investments because there is no public or other active market for those investments and because some of the entities in which they have invested have agreements in place which place limitations or restrictions on Breda's, Prairie Telephone's or Westside Independent's right to transfer their ownership interests in those entities to third parties. Some of those limitations and restrictions are in the form of a right of first refusal under which the entity is given the right to match any offer received by Breda, Prairie Telephone or Westside Independent.

In October of 2000, Breda, Prairie Telephone and Westside Independent each purchased 10,000 shares of common stock in NECA Services, Inc. The purchase price was $10 per share, resulting in a total consolidated investment of $300,000. NECA Services, Inc. is a for-profit corporation that was organized to carry on and expand various business opportunities which may from time to time be presented to the National Exchange Carrier Association, Inc.

There is no assurance that any of Breda, Prairie Telephone or Westside Independent will ever receive any returns on or other value from their investment in NECA Services, Inc., whether by distributions or increases in the value of NECA Services, Inc.'s common stock. Breda did, however, receive notification on February 3, 2003, that the Board of Directors of NECA Services, Inc. has approved a $.50 per share dividend payable on April 1, 2003 to the shareholders of record on March 1, 2003.

There are substantial restrictions imposed upon any transfer of shares in NECA Services, Inc., all of which potentially adversely affect the value and marketability of the NECA Services, Inc. stock.

In March of 1999, Prairie Telephone purchased spectrum for providing personal communications services in the Yale telephone exchange area. Spectrum is bandwidth allocated by the FCC which can be used in the transmission of voice, data and television communication. Prairie Telephone, along with the telephone companies for the Casey, Menlo, and Panora, Iowa areas, has also become a member of Guthrie Group, L.L.C. Guthrie Group, L.L.C. has acquired spectrum for some telephone exchange areas located in Guthrie County, Iowa.

Breda also purchased spectrum for providing personal communications services in the Breda and Lidderdale exchange areas in March of 1999. Breda has, however, sold that spectrum to Carroll County Wireless, L.L.C., at Breda's cost. Breda and two other independent telephone companies are the members of Carroll County Wireless, L.L.C. The two other telephone companies who are members of Carroll County Wireless, L.L.C. have also sold their respective personal communications services licenses to Carroll County Wireless, L.L.C. at their cost. Carroll County Wireless, L.L.C. has also purchased personal communications services licenses for various areas in Carroll County, Iowa, and Carroll County Wireless, L.L.C. now owns personal communications services licenses for nearly all of Carroll County, Iowa.

Although difficult to predict, personal communications services may become very important in the future and may be highly competitive with current cellular services. Breda and Prairie Telephone have not made any firm decision on whether they will ever offer any personal communications services, and, as indicated above, Breda has transferred the personal communications services licenses it held for its Breda and Lidderdale exchange areas to Carroll County Wireless, L.L.C. Breda itself may therefore never directly offer any personal communications services. In any event, Breda and Prairie Telephone estimate that it will take at least one to three years for the surrounding areas to build out their personal communications systems to the point where Breda, Prairie Telephone, Guthrie Group, L.L.C. or Carroll County Wireless, L.L.C. could connect to those systems and be able to begin to provide personal communications services.

Breda, Prairie Telephone and Westside Independent do not currently own spectrum for all of the telephone exchange service areas currently serviced by them, and there is no guarantee that they will be able to acquire spectrum for all of those areas. Also, Breda, Prairie Telephone, Westside Independent, Carroll County Wireless, L.L.C. and Guthrie Group, L.L.C. will face competition in providing personal communications services because no exclusive rights can be acquired with respect to that technology.

Service Marks.

Breda registered the mark "W.I.N. Western Iowa Networks" with the United States Patent and Trademark Office, and has been utilizing the mark and some related logos since the second quarter of 2001. Breda hopes the use of the mark and logos will create an integrated, unified marketing approach for all of the products and services of Breda and its subsidiaries and will increase awareness of those products and services. Breda has not made any change in the scope or nature of its or any of its subsidiaries' business in connection with the adoption and use of the mark and logos.

Employees.

As of December 31, 2002, Breda had 33 full time employees. Breda employs all of those employees, but those employees also provide the labor and services for Prairie Telephone, Westside Independent, Tele-Services and BTC, Inc. The salaries and other costs and expenses of the employees are allocated among Breda and its subsidiaries based on time sheet allocations. There currently are not any collective bargaining or other labor agreements with any of Breda's employees, and only two of Breda's employees have written employment agreements. Those employment agreements are with the chief operations officer and the chief financial officer of Breda. Breda also utilizes part-time employees on an as needed basis.

New Office and Properties.

Breda moved into its corporate office to 112 East Main, Breda, Iowa on September 13, 2002. The corporate office building has approximately 7,680 square feet, and is utilized by Breda, Tele-Services, Prairie Telephone, Westside Independent and

BTC, Inc. Breda's and Prairie Telephone's corporate offices were previously located at 103 East Main, Breda, Iowa, and the real estate and building were leased by Breda and Prairie Telephone from Tele-Services. Tele-Services sold that property pursuant to a real estate contract on September 12, 2001. Westside Independent's office was previously located at 131 South Main Street, Westside, Iowa. Prairie Telephone, Tele-Services and BTC, Inc. each pay Breda $1,000 per month, and Westside Independent pays Breda $500 per month, for leasing of corporate offices from Breda.

BTC, Inc. became the owner of the real estate and building located at 603 N. Adams, Carroll, Iowa, on January 20, 2003. It is anticipated that the current tenants of the property will vacate the building by the end of the second quarter of 2003, and that renovations and remodeling work will take place during the early third quarter of 2003. All of Breda's and BTC, Inc.'s present operations and equipment conducted at and housed in the building at 526 N. Carroll Street, Carroll, Iowa will be moved to this new building.

Pacific Junction's lease for its premises was terminated at its normal expiration date of April 1, 2002, given that Pacific Junction's telemarketing business has been discontinued.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview.

This section of this annual report should be read in conjunction with the "DESCRIPTION OF BUSINESS" section of this annual report and financial statements and related notes found at the end of this annual report.

Breda organizes its business and its various subsidiaries' businesses into three reportable segments, those being local exchange carrier services, broadcast services, and Internet service provider services.

The local exchange carrier services segment includes telephone, data services, and other services to customers in local exchanges. Breda also provides long distance services to its customers in local exchanges and in the Carroll, Iowa market area through BTC, Inc. The broadcast services segment consists of cable television services to customers in Iowa and Nebraska. The Internet service provider services segment consists of providing Internet access to customers within the local exchanges and the surrounding areas. Breda, through Pacific Junction, also previously had telemarketing services that did not meet the quantitative threshold for a reportable segment. The telemarketing services were discontinued during 2001.

The five subsidiaries of Breda and the segments in which they operate are as follows:

            Local Exchange Carrier
                  Prairie Telephone Co., Inc.
                  Westside Independent Telephone Company
                  BTC, Inc., which is a competitive local exchange carrier
                  (CLEC) presently providing only long distance services.

            Broadcast Services
                  Tele-Services, Ltd.

            Internet Service Provider
                  BTC, Inc.

            Other
                  Pacific Junction Telemarketing Center, Inc.

BTC, Inc. and Pacific Junction are both wholly owned subsidiaries of Prairie Telephone.

Breda and its direct and indirect subsidiaries all conduct business under the names "W.I.N." or "Western Iowa Networks".

Breda's primary source of consolidated revenues is from the telephone services provided by Breda, Prairie Telephone and Westside Independent. The operating revenues from telephone services are primarily derived from the following types of fees and charges:

o Flat monthly fees charged to subscribers for basic local telephone services. As of April 1, 2003, those fees varied from approximately $11.50 to $35.00 per month. The monthly fee is higher for subscribers who elect to have additional services and features, such as custom features.

o Access charge revenues payable by long distance carriers for intrastate and interstate exchange services provided to those long distance carriers. Those services are, in general terms, originating and terminating long distance calls made by subscribers of the long distance carriers. Access charge rates may be at a flat or fixed rate or may depend upon usage. Access charge rates are subject to regulation by the FCC. The National Exchange Carrier Association has been delegated some authority by the FCC regarding regulation of access charge rates, but all changes approved by the National Exchange Carrier Association must be approved by the FCC. Access charge revenues constitute a substantial part of Breda's, Prairie Telephone's and Westside Independent's revenues, and a material risk to them arises from the regulation of access charge rates by the FCC. Breda anticipates continuing pressure for the lowering of state and federal access charge rates, so future reductions in access charge rates are likely.

      The access charge rate payable to telephone companies like Breda, Prairie Telephone and Westside Independent which utilize the "average schedule" basis for receiving access charge revenues is based on, among other things, the number of miles of their cable over which they transfer long distance calls made by their subscribers. Breda's total access charge revenues have been increasing in recent years, but Breda believes those increases are attributable to increased numbers of subscribers, increased calling patterns and technological advances. There is no assurance that those trends will continue, and it is in fact unlikely that there will be any further material increases in the number of subscribers without the acquisition of additional calling areas by Breda, Prairie Telephone or Westside Independent.

      As indicated above, Breda, Prairie Telephone and Westside Independent utilize the "average schedule" basis for receiving access charge revenues. The average schedule basis is the approach taken by most smaller telephone companies. Telephone companies make filings with the FCC, which set forth their costs of providing long distance services. Under the average schedule approach, access charge rates are based upon, in general, the average of all of those costs of a sample of telephone companies and certain other factors intended to take into account the size of the particular telephone company in question. Another approach available for receiving access charge revenues is the "cost" approach.

      On October 20, 2000, a comprehensive access charge rate reform and deregulation plan for non-price cap, incumbent local exchange carriers was submitted to the FCC by the Multi-Association Group ("MAG"). Local exchange carriers include most of the small and mid-sized local exchange carriers that service rural and insular areas in the U.S., such as Breda, Prairie Telephone and Westside Independent. MAG was a coalition of the National Rural Telecom Association, the National Telephone Cooperative Association, the Organization for the Promotion and Advancement of Small Telecommunications Companies and the United States Telecom Association.

      One of the purposes of MAG was to formulate a comprehensive plan to settle major proceedings pending at the FCC and complete reforms required by the Telecommunications Act of 1996. In general terms, the MAG plan was designed to, among other things, modify interstate access charge rules and universal service support for non-price cap, incumbent local exchange carriers.

      The FCC's October 11, 2001 order on the MAG plan regarding access charge rate reform and deregulation for non-price cap, incumbent local exchange carriers became effective for Breda, Prairie Telephone, and Westside Independent on July 1, 2002. None of Breda, Prairie Telephone or Westside Independent experienced material adverse effects from the FCC's order on the MAG plan in 2002. Breda believes that the FCC's order on the MAG plan will also not have any materially adverse effects on Breda's or its subsidiaries' revenues in 2003.

o Revenue from the sale and lease of customer premises telephone equipment and other similar items and other miscellaneous customer services, such as custom calling services. Since the completion of the upgrading of their telephone switches in 1998 and 1999, Breda, Prairie Telephone and Westside Independent have had the capability and are offering many more custom calling features to their subscribers. Revenues from custom calling features are not, however, a major or material source of revenue.

o Fees from long distance providers for billing and collection services for long distance calls made by subscribers. Breda, Prairie Telephone and Westside Independent have been experiencing increased competition in this area over the past three years. Their competitors include other third parties providing these services, and competition from the long distance providers themselves since some providers have decided to handle their own billing and collection. Breda has considered discontinuing billing and collection services for other carriers because of those competitive pressures and for other reasons, and it may discontinue those services at some point in the future.

o Fees from per minute rate plans and calling plan fees on long distance calls made by subscribers of BTC, Inc., Breda, Prairie and Westside Telephone. Breda has experienced a 47.5% increase in its long distance customer base since December of 2001.

o Breda, Prairie Telephone, Westside Independent and BTC, Inc. each generate revenues from providing Internet access and from sales and leases of other equipment and facilities for private line data transmission, such as local area networks, virtual private networks and wide area networks. BTC, Inc. has experienced intense competition from the other internet service providers in BTC, Inc.'s Carroll, Iowa market area, as evidenced by the fact that BTC, Inc. experienced a 13.8% decrease in its Carroll, Iowa market area customer base after May 2002, when another competitor came into the market with a marketing strategy of providing free months of service and low rates for extended months.

The following matters also need to be kept in mind when considering the telephone and other services provided by Breda, Prairie Telephone and Westside
Independent:

o Breda, Prairie Telephone and Westside Independent are all subject to regulation by the Iowa Utilities Board. They operate their telephone businesses pursuant to certificates and various rules and regulations promulgated by the Iowa Utilities Board. Although not anticipated to occur, the Iowa Utilities Board could terminate their right to provide services if they fail to comply with those rules and regulations.

      As indicated, the Iowa Utilities Board regulates or has the authority to regulate many aspects of Breda's, Prairie Telephone's and Westside Independent's telephone businesses. The material areas of regulation by the Iowa Utilities Board are described in the following paragraphs.

      Breda, Prairie Telephone and Westside Independent are treated as "service regulated" telephone companies by the Iowa Utilities Board, which means that they must comply with the Iowa Utilities Board's rules and regulations regarding the quality of the services and facilities provided to subscribers. The regulations establish minimum standards of quality for the services and facilities provided by Breda, Prairie Telephone and Westside Independent. Their existing services and facilities meet those standards. The regulations also require them to maintain and repair their existing facilities as necessary in order to continue to meet at least those minimum standards. The regulations also establish time frames within which Breda, Prairie Telephone and Westside Independent must respond to requests for services from their subscribers. The regulations can be amended to increase the minimum standards or to require that additional services be made available to subscribers. Past amendments have not, however, caused any material difficulties for Breda, Prairie Telephone or Westside Independent.

      The Iowa Utilities Board must approve of any expansion in the telephone service areas currently served by Breda, Prairie Telephone and Westside Independent. The primary factors that will be considered by the Iowa Utilities Board in the event of a request for an expansion will be the managerial, financial and technical abilities of Breda, Prairie Telephone or Westside Independent, as the case may be. Although they do not anticipate material difficulties in the event of any proposed expansion, there is no assurance that any future proposed expansion in the service areas of Breda, Prairie Telephone or Westside Independent will be approved by the Iowa Utilities Board. (FCC approval for any proposed expansion will also be necessary, as discussed below.)

      The Iowa Utilities Board has designated Breda, Prairie Telephone and Westside Independent as "eligible telecommunications carriers." This designation allows them to receive the universal services funding component of the support payment funding program administered by the FCC. Breda, Prairie Telephone and Westside Independent were able to obtain the designation because they are able to provide services defined in the Iowa Administrative Code, Utilities Division 199, Chapter 39, as services supported by the Universal Services Fund. Although not anticipated to occur, their designation as an eligible telecommunications carrier could be lost if they fail to provide the services supported by the universal services program, and the loss of the designation would result in them no longer being able to receive universal services funding. Those services are, however, currently only the basic local telephone services provided by Breda, Prairie Telephone and Westside Independent. This designation therefore does not materially affect the operation of their businesses, and the designation was obtained solely because it was necessary in order to be eligible to receive universal services funding. Breda, Prairie Telephone and Westside Independent received, in the aggregate, approximately $418,335 of universal services funding in 2001 and $657,290 of universal services funding in 2002. Breda anticipates receiving universal services funding in 2003 in an amount comparable to that received in 2002.

o Breda, Prairie Telephone and Westside Independent are currently treated as rural telephone companies under the Telecommunications Act of 1996, which generally means that they may be exempted from some of the duties imposed on other telephone companies that might make it easier for potential competitors to compete with those companies. The Iowa Utilities Board may withhold this exemption, however, if it finds that a request by a potential competitor for interconnection with Breda's, Prairie Telephone's or Westside Independent's networks is not unduly economically burdensome, is not technically unfeasible, and would not affect the provision of universal service. It is not possible to predict whether a competitor will ever request interconnection or whether the request would be granted by the Iowa Utilities Board. If a request is made and the Iowa Utilities Board withholds this exemption, however, Breda, Prairie Telephone and Westside Independent would face competition in providing telephone services that they have not faced in the past.

o Breda, Prairie Telephone and Westside Independent are also subject to regulation by the FCC. The material areas of regulation by the FCC are described in the following paragraphs.

      The FCC, along with the National Exchange Carrier Association, regulates the access charge rates that can be charged by Breda, Prairie Telephone and Westside Independent for interstate long distance calls. The regulation of access charge rates by the FCC is an area of material concern to Breda, Prairie Telephone and Westside Independent, and is discussed above.

      The FCC must approve of any expansion in the telephone service areas currently served by Breda, Prairie Telephone and Westside Independent. The primary factors that will be considered by the FCC in the event of a request for an expansion will be the managerial, financial and technical abilities of Breda, Prairie Telephone or Westside Independent, as the case may be, and the antitrust implications of the expansion. Although they do not anticipate any material difficulties in the event of any proposed expansion, there is no guarantee that any future proposed expansion in the service areas of Breda, Prairie Telephone or Westside Independent will be approved by the FCC.

      The FCC regulates the amount of support payment funding that will be received by Breda, Prairie Telephone and Westside Independent. The FCC does so primarily by targeting how the support payment funding received from the National Exchange Carrier Association and the Universal Service Administrative Company will be allocated among the various possible recipients of the funding. The allocation may vary from year to year depending on the FCC's determination. It is not possible to predict how the FCC will allocate the support payment funding in any year, but the amount of support payment funding received by Breda, Prairie Telephone and Westside Independent will vary from year to year. For example, Breda, Prairie Telephone, and Westside Independent received, in the aggregate, $1,310,180 in support payment funding in 2001, and $1,373,246 of support payment funding in 2002. Those amounts include, however, the amount of the universal services funding component which is listed in the above discussion regarding the Iowa Utilities Board.

Breda's other primary source of consolidated revenue is generated from Tele-Services' cable business. Tele-Services' operating revenues arise primarily from monthly fees for basic and premium cable services provided to its cable subscribers. Tele-Services' main competition at the time of the preparation of this annual report was from satellite dish providers. The FCC now allows satellite dish providers to provide local channels, which has had an adverse effect on Tele-Services, given that its ability to provide local channels was, in the past, one reason subscribers might choose Tele-Services' cable services over a satellite dish. Other rulings and decisions by the FCC are possible, and may provide satellite dish providers (or other providers as changes in the telecommunications and cable industry occur) with equal or greater advantages than Tele-Services can offer to its subscribers, which could obviously have an adverse effect on Tele-Services' business. As indicated, changes in the telecommunications and cable industry are continually occurring, and technological advances may provide Tele-Services subscribers with other options.

For example, Iowa Network Services is beginning to offer cable services in Iowa over existing telephone lines, and it is estimated that up to 70 independent telephone companies in mostly rural Iowa will be able to offer cable television programming over their telephone lines by 2005. This option, and others which might arise through other changes or advancements in technology, could have material adverse effects on Tele-Services in the future. Breda currently believes, however, that the cable services provided by Tele-Services will continue to be desirable in the areas served by Tele-Services for at least those subscribers who desire a lower priced product that allows local channel options.

Tele-Services is working with an engineering firm to look at and work on consolidating its head-end equipment with the goal being that the equipment will then be able to serve two or more communities, instead of just one community, as is currently the case, and to lower maintenance costs for that equipment. Tele-Services is, however, also evaluating the option of upgrading some of its cable TV systems and installing additional equipment and electronics to be able to provide more channel line-up options to its subscribers and to also possibly offer Internet access services over a cable modem.

Another issue being faced by Tele-Services at the time of the preparation of this annual report was the trend of the companies which provide programming licensing to cable services providers to require the cable services providers to include particular channels on their systems as a condition of receiving a programming license. Tele-Services anticipates that it will continue to need to upgrade its plant, equipment and cables in order to add more channel line-ups so that it can stay competitive and continue to be able to obtain programming licenses.

The cost of upgrades in 2003, and of any continuing or further head-end equipment consolidation, is estimated to be less than $300,000.

Other miscellaneous sources of revenue are also discussed in the financial statements found at the end of this annual report.

Tele-Services provides cable services to the various towns pursuant to franchises or agreements with each of those towns. Tele-Services does not anticipate that any of those franchises or agreements will be terminated before their normal expiration dates. Tele-Services also hopes to be able to renew or extend the franchises or agreements before they expire, but no assurance can be given that any franchise or agreement with any town can or will be renewed or extended.

The termination of a franchise or agreement would allow that town to deny Tele-Services access to its cables for maintenance and services purposes, which would create difficulties for Tele-Services in properly serving its subscribers and providing cable services to that town.

The franchises or agreements with the towns require the giving of notice to the towns before Tele-Services can change its cable services rates for those towns, and some of those franchises or agreements may require the approval of the town for any increases in those rates. Although Tele-Services does not anticipate any material difficulties with any future proposed rate increases, there can be no guarantee that future proposed increases can be implemented in any or all of the towns.

As discussed above in this annual report, uncertainties continue to exist regarding the possible effects of the Telecommunications Act of 1996 on the business of Tele-Services.

Tele-Services is regulated by the FCC. The rules and regulations of the FCC primarily relate to general operational and technical issues, and they do not currently affect rates or expansions of service areas. As discussed above, Tele-Services' cable services are also regulated in the sense that those services are provided pursuant to franchises or agreements with each of the towns in which Tele-Services currently provides cable services.

In the past, revenues were also generated from the telemarketing activities of Pacific Junction. Those activities also provided a source of access charges revenue for Breda through the telemarketing calls made by Pacific Junction. Pacific Junction's telemarketing center was, however, closed on July 26, 2001, and Breda is in the process of dissolving this corporation.

Other revenues sometimes arise from Breda's or its subsidiaries' investments in various cellular limited partnerships. Other miscellaneous sources of revenue are also discussed in the "DESCRIPTION OF BUSINESS" section of this annual report and in the financial statements found at the end of this annual report.

The following table reflects, on a consolidated basis for Breda and its subsidiaries, the approximate percentage of revenue derived from Breda's and its subsidiaries' various businesses and investments as of the close of the past two fiscal years:

                                          2001              2002
                                          ----              ----

      Local Exchange Carrier (1)          67.3%             71.5%
      Broadcast (2)                       17.0%             16.3%
      Internet Service Provider (3)       12.9%             12.2%
      Other (4)                            2.8%              0.0%
                                          -----             -----
                  Total                    100%              100%

      (1) Includes (i) flat monthly fees charged to subscribers by Breda, Prairie Telephone and Westside Independent for basic local telephone services, (ii) universal services funding amounts and access charges payable by long distance carriers for intrastate and interstate exchange services provided to those long distance carriers, (iii) fees from long distance providers for billing and collection services for long distance calls made by subscribers, (iv) per minute rates and calling plans rates for long distance services, and
            (v) monthly cellular commissions, advertising fees, and miscellaneous revenues.

      (2)   Includes monthly fees charged for basic and premium cable services.

      (3)   Includes monthly fees charged for internet services.

      (4) Includes revenues from telemarketing services. Pacific Junction's telemarketing operations were discontinued on July 26, 2001, so no such revenues were received in 2002.

Twelve-months ended December 31, 2002 Compared to Twelve-months ended December 31, 2001.

Net Income.

Consolidated net income for 2002 was $1,218,421, a $70,849 or 6.2% increase compared to year-end 2001 when the consolidated net income was $1,147,573.

The $70,848 increase in net income resulted from the following four factors:

1) Consolidated operating income, which is Operating Revenues less Operating Expenses, generated from the local exchange carrier segment, the broadcast segment, and the internet service provider segment, increased $248,440, or 43.5%, for the twelve-month period ended December 31, 2002, when compared to the twelve-month period ended December 31, 2001.

2) Other income (expense), which includes such items as interest and dividend income, income from equity investments, interest expense, and gains (losses) on the sale of investments and property, decreased $59,091, or 4.8%, for the twelve months ended December 31, 2002, when compared to the twelve-month period ended December 31, 2001.

3) Income taxes increased $47,733, or 7.4%, for the twelve month period ended December 31, 2002, when compared to the twelve-month period ended December 31, 2001.

4) The cumulative effect of an accounting change, net of tax, decreased Breda's income by $70,768 during the twelve-month period ended December 31, 2002, when compared to the twelve-month period ended December 31, 2001. This net of tax item reflects an impairment of goodwill for which there was no corresponding entry during the twelve-month period ended December 31, 2001.

Operating Revenues.

There was an increase in total operating revenues for the twelve-month period ended December 31, 2002, when compared to the twelve months ended December 31, 2001 of $91,119, or 1.5%. The segments making up total operating revenues and their contributions to the $91,119 increase in 2002 are: local exchange carrier services - $316,642; broadcast services - ($23,339); Internet services - ($35,971); and other services revenue - ($166,213).

Local Exchange Carrier Services - $316,642

As noted above in the segment table, local exchange carrier services revenue accounted for 71.5% of the operating revenue in 2002. The components of, and their contributions to the $316,642 increase in local exchange carrier services revenue for the twelve months ended December 31, 2002 when compared to the twelve months ended December 31, 2001 are: a) local network services - $4,184,
b) network access services - $35,174, c) long distance services - $63,464, d) billing and collection services - ($23,050), e) cellular services - $216,199, and f) miscellaneous - $20,671.

Both local network services and network access services revenue were nearly identical in 2002 to their revenues in 2001, with a .7% and 1.5% increase, respectively, in 2002 when compared to the twelve month period ending December 31, 2001. Breda has not experienced an adverse effect from the implementation in 2002 of different methodologies of support payment funding regulated by the FCC. However, Breda has been adversely affected through lower access revenue because Qwest no longer pays access revenue for traffic originating with a wireless carrier that uses Qwest to deliver the traffic back to a number served by local exchange carriers who participate in the use of the switching and network facilities offered by Iowa Network Services. The Qwest nonpayment of wireless traffic is being studied by a joint task force, and Breda believes that it could receive some revenue from this source again in the future. Given the closure of Pacific Junction's telemarketing center on July 26, 2001, Breda also no longer receives access revenue for long distance calls made through the center.

Breda's long distance services revenue continues to grow with the increase in its customer base for these services. Long distance services should continue to be a growth area for Breda in 2003 as Breda continues to market this service as both a stand-alone service and as part of a package with other services such as Internet. The twelve month period ended December 31, 2002, reflected a 135.5% increase in long distance services revenues when compared to the twelve month period ended December 31, 2001, and is a direct reflection of the 47.5% increase in Breda's long distance customer base.

Breda expanded its cellular retail location by taking over the management of a U.S. Cellular kiosk located in the Walmart store in Carroll, Iowa, on August 1, 2002. The $216,199, or 31.1%, increase in cellular services revenue for the twelve month period ended December 31, 2002, when compared to the twelve month period December 31, 2001, reflects the increased sales generated through this retail location and the increased sales generated through the efforts of outside sales staff.

Breda's miscellaneous revenue in 2002 included $76,196 of uncollectible revenue. The bulk of the uncollectible revenue was attributable to access revenue that is not collectible because of Chapter 11 bankruptcy filings by Global Crossing on January 28, 2002, and by WorldCom on July 21, 2002.

Broadcast Services ($23,339)

Broadcast services revenue decreased $23,339, or 2.3%, for the twelve month period ended December 31, 2002, when compared to the twelve month period ended December 31, 2001. As noted previously, Breda's subsidiary, Tele-Services continues to face competition from satellite providers that can now include local channels in their package offerings. Tele-Services experienced a 1.7% decrease in its customer base during the calendar year 2002.

Internet Services ($35,971)

Internet services revenue decreased $35,971, or 4.7%, for the twelve month period ended December 31, 2002, when compared to the twelve month period ended December 31, 2001. This decrease in revenue is directly attributable to the decrease in BTC, Inc.'s Internet service customer base as a result of the intense competition by multiple suppliers in BTC, Inc.'s Carroll, Iowa, market area. Breda also bundled Internet services with long distance services and lowered pricing of its Internet services in August, 2001 in order to attempt to stay competitive, but those actions also reduced Internet service revenues in 2002.

Other Services Revenue ($166,213)

Telemarketing services revenue is reported as other revenue, and it decreased $166,213, or 100%, when comparing the twelve-month period ended December 31, 2002, to the twelve-month period December 31, 2001. The decrease is attributable to the fact that Pacific Junction's telemarketing center was closed on July 26, 2001, so there were no corresponding telemarketing services revenues in 2002.

Operating Expenses.

There was a decrease in total operating expenses of $157,321, or 3.0%, for the twelve-month period ended December 31, 2002, when compared to the twelve-month period ended December 31, 2001. The components making up operating expenses are cost of services, depreciation and amortization, and selling, general and administration expenditures.

Cost of services increased $36,742, or 1.6%, for the twelve-month period ended December 31, 2002, when compared to the twelve-month period ended December 31, 2001. Most of the increase in cost was a direct correlation to increased amounts of long distance services and cellular services being provided by Breda. Long distance costs increased 92.3% and cellular service costs increased 17.8% given the increases in the amount of those services during 2002.

Depreciation and amortization expense decreased $58,216, or 5.2%, for the twelve-month period ended December 31, 2002, when compared to the twelve month period ended December 31, 2001. Breda allocated part of the purchase price paid for Westside Independent Telephone Company and its cable TV subsidiary in 1998 to goodwill. Effective January 1, 2002, however, generally accepted accounting principles established by the Financial Accounting Standards Board no longer allowed the expensing, or amortizing, of a portion of this goodwill over a fifteen-year period. Approximately all of the $58,216 decrease in depreciation and amortization expense for the twelve-month period ended December 31, 2002, is attributable to the termination of this expense amortization. There was also a $12,165 decrease in depreciation and amortization expense which is attributable to the fact that there was no depreciation expense for Pacific Junction during the twelve months ended December 31, 2002, since Pacific Junction's telemarketing center was not in operation during that time period. The overall depreciation and amortization expense increased in the other telephone, cable TV, and Internet operations because of new equipment, buildings, and capital items being depreciated, which offset some of the decrease in the depreciation and amortization expense attributable to the closure of the telemarketing center in July of 2001.

Selling, general and administration expenses decreased $135,847, or 7.1%, for the twelve month period ended December 31, 2002, when compared to the same period in 2001. This decrease was mainly attributable to the $157,951 reduction in wages, benefits, insurance, professional fees, and taxes that resulted from the closure of the Pacific Junction telemarketing center on July 26, 2001, and for which there were only minimal, corresponding expenditures in 2002 since the telemarketing center was not operational in 2002. Increases in wages, benefits, advertising expenditures, and training expenditures offset the telemarketing operations decrease. Decreases in corporate operations and general taxes also resulted from the elimination of a supervisory position in early 2002, and decreased tax rates levied by the taxing authorities in the various counties for 2002.

Operating Income.

The net result of the operating services revenue and operating expenses was an increase of $248,440, or 43.5%, in operating income for the twelve month period ended December 31, 2002, when compared to the same twelve month period in 2001.

Other Income (Expense).

Other income (expense) decreased $59,091, or 4.8%, during the twelve month period ended December 31, 2002, when compared to the same twelve month period in 2001, and was mainly attributable to three items. The first item, interest and dividend income, decreased $44,709, or 13%, and was mainly due to lower interest income rates available on investments during 2002. The second item was the $102,986 gain that Tele-Services recognized on the sale of its former corporate office building at 103 East Main in Breda, Iowa, on October 1, 2002. The third item was that income from equity investments decreased $92,259, or 9.1%, during the twelve month period ended December 31, 2002, when compared to the same twelve month period in 2001. In the first quarter 2002, Breda began to report its cellular investments and its investment in Alpine Communications, L.C. on the equity method. The corresponding twelve month period ended December 31, 2001, has been restated in accordance with generally accepted accounting principles. The income from equity investments reported on Breda's financial statements is Breda's pro-rata share of the net income or net loss of each equity investment, based on Breda's percentage of ownership in each equity investment. The decrease in equity investments reported on Breda's income statement for the twelve month period ended December 31, 2001, is a reflection of the net increases and decreases in the net operating income of these investments. One of the investments, Alpine Communications, L.C., in accordance with the SFAS 142 and SFAS 144, assessed its recorded balances of goodwill, indefinite lived intangible assets and long-lived assets. As a result, Alpine

Communications, L.C. determined an impairment related to its long-lived assets, and part of the decrease in equity investments reported on Breda's income statement for the twelve month period ended December 31, 2002, included Breda's pro-rata share of this impairment loss.

Income Before Income Taxes.

Income before income taxes increased $189,349, or 10.6%, for the twelve month period ended December 31, 2002, when compared to the twelve month period ended December 31, 2001. The $189,349 increase resulted from the $248,440 increase in operating income and the $59,091 decrease in other income (expense).

Net Income.

Income taxes increased $47,733, or 7.4%, for the twelve month period ended December 31, 2002, when compared to the same period in 2001, and is a direct reflection of the increased income generated in 2002. The effective tax rate in 2002 was 34.9%, versus 36% in 2001. These effective tax rates differ from the U.S. statutory rate primarily due to state income taxes, and the proportion of investments with state tax exemptions.

The cumulative effect of an accounting change, net of tax, decreased Breda's income by $70,768 during the twelve month period ended December 31, 2002, when compared to the twelve month period ended December 31, 2001. The net of tax item reflects an impairment of goodwill for which there was no corresponding entry during the twelve month period ended December 31, 2001. The Financial Accounting Standards Board issued Financial Accounting Statement No. 142 in August of 2001 relating to the treatment of goodwill, and these accounting principles are incorporated into Breda's financial statement beginning January 1, 2002. As noted previously in the discussion on the decrease in Breda's depreciation and amortization expense for the twelve month period ended December 31, 2002, as compared to the twelve month period ended December 31, 2001, Breda is no longer able to expense over a fifteen year period the portion of the Westside purchase price, which had been allocated to goodwill. The goodwill is now reviewed for impairment, that is, written down and expensed against earnings, only in the periods in which the recorded value of goodwill is more than its fair value. Financial Accounting Statement No. 142 requires that Breda recognize an impairment loss when the carrying amount of goodwill is greater than its implied fair value. These tests have been applied to the goodwill and intangible assets of Breda and its subsidiaries, and the net-of-tax, impairment expense is Breda's estimate of the expense to offset earnings for the carrying amount of the Westside purchase goodwill attributable to broadcast services which is in excess of the fair value of that asset based on discounted cash flow valuation.

Net income increased $70,848, or 6.2%, for the twelve month period ended December 31, 2002, when compared to the same period in 2001.

Liquidity and Capital Resources at Twelve Months ended December 31, 2002.

Cash Flows.

Cash flows from operations continue to be a steady source of funds for Breda. Cash provided from operations was $1,650,381 in 2002 and $2,247,272 in 2001. Cash flows from operations in 2002 were primarily attributable to a positive net income of $1,218,421 plus the addition of non-cash expenses of $1,070,569 from depreciation and amortization, which were then offset by $721,247 of non-cash, equity income in unconsolidated affiliates. Cash flows from operations in 2001 were primarily attributable to a positive net income of $1,147,573 plus the addition of non-cash expenses of $1,128,785 from depreciation and amortization, which were offset by $339,698 of non-cash equity income in unconsolidated affiliates.

Cash used in investing activities was $1,623,797 in 2002, as compared to $758,379 in 2001. Capital expenditures relating to ongoing business were $754,895 in 2002 and $624,270 in 2001. A new corporate office building was constructed in 2002 at a cost, which includes furnishings and fixtures, of $480,000. Breda expects capital expenditures in 2003 to be at similar levels to those made in 2002. Capital used in investing activities in 2002 included the additional $248,273 investment in Alpine Communications L.C., the $160,000 issuance of a note receivable from the purchaser of the former corporate office building sold on contract on October 1, 2002, and the purchase of investments with excess cash during the normal course of operations.

Cash used in financing activities was $791,265 in 2002 and $796,055 in 2001. In 2002, cash was used to repay $126,365 of borrowings from the Rural Telephone Finance Cooperative, to redeem common stock for $560,686, and to pay dividends of $104,214. In 2001, cash was used to repay $118,300 of long-term debt, to redeem common stock for $566,668, and to pay dividends of $111,087. Breda funds the redemption of its stock from cash flows from operations. During 2002, Breda redeemed 2,025 shares for $560,686. Breda anticipates that the cash used for stock redemptions in 2003 will be similar to that used in 2002.

Working Capital.

Working capital was $1,948,514 as of December 31, 2002, compared to working capital of $2,664,323 as of December 31, 2001. The ratio of current assets to current liabilities was 3.6 to 1.0 as of December 31, 2002, as compared to 5.3 to 1.0 as of December 31, 2001.

Breda had a $601,941 decrease in current assets during the twelve-month period ended December 31, 2002, when compared to the twelve months ended December 31, 2001. The decrease in current assets was mainly attributable to a $941,791 decrease in cash and temporary investments and a $299,289 increase in accounts receivable, resulting in a corresponding increase in long-term investments. Customer accounts receivable as of December 31, 2002 were comparable to customer accounts receivable as of December 31, 2001. The $299,289 increase in accounts receivable was mainly attributable to National Exchange Carrier Association pooling receivables, unpaid access charges due from slow paying carriers, estimated post bankruptcy payments from Global Crossing and WorldCom, and access payments from Qwest for October, November and December 2002, while they were making an in-house billing software conversion. Part of the Qwest software conversion involved billing functions being reviewed and processed at new locations so carrier invoices sent to the prior billing locations were not processed until the local telephone companies resubmitted their invoices to the new processing center. The Qwest receivables were paid prior to the mailing of this annual report.

During September 2001, Tele-Services entered into a contract with Toyne, Inc. to sell its corporate building for $200,000. Tele-Services received a cash deposit of $20,000 at the time of the contract, and another $20,000 at the time of possession on October 1, 2002. $140,000 of the remaining $160,000 on this contract is shown in long-term note receivables and $20,000 is included in short-term note receivables. The remaining contract amount of $160,000 was, however, paid in full on February 14, 2003.

Current liabilities increased $113,868 as of the end of twelve month period ended December 31, 2002, when compared to the end of the same period in 2001. Accounts payable and accruals increased $62,869, which mainly was the result of a 24-month over earnings National Exchange Carrier Association accrual of approximately $82,200, and a $35,000 co-location invoice from Qwest, which was received at year-end for work performed prior to year-end.

Common stock had a net increase of $203,550 during the twelve month period ended December 31, 2002, when compared to the twelve months ended December 31, 2001. This increase resulted primarily from two items. One was the $22 per share increase in outstanding shares value on May 21, 2002, and the other was a decrease in the number of outstanding shares through the redemption of 2,025 shares of common stock by Breda during the twelve month period ended December 31, 2002. The increase in retained earnings during the twelve month period ended December 31, 2002, when compared to the twelve months ended December 31, 2001, is the net effect of the stated value stock adjustment of $764,236, the dividends paid in 2002 of $104,214, and the year-to-date net income as of December 31, 2002.

Breda anticipates that substantial expenditures will need to be made for software upgrades that will be necessary in order for Breda, Prairie Telephone and Westside Independent to become compliant with the requirements of the Communications Assistance for Law Enforcement Act ("CALEA"). The latest revised estimate of the cost for upgrading Breda's, Prairie Telephone's and Westside Independent's software to become compliant with CALEA, once the software changes are available from the vendor, is $405,000.

Breda's capital requirements to start up its CLEC project in Carroll, Iowa is estimated to be less than $300,000 and will be funded internally.

Breda anticipates that its 2003 operational, investing and financing activities will be similar to 2002, and can be funded internally through operations and temporary investments.

                            DIRECTORS AND OFFICERS

The directors and executive officers of Breda as of the time of the preparation of this annual report were as follows:

             Name                    Age                    Position(s)
             ----                    ---                    -----------

         Dean Schettler               50                    President and
                                                            Director

         Clifford Neumayer            54                    Vice-President and
                                                            Director

         Larry Daniel                 60                    Secretary and
                                                            Director

         Dave Grabner                 54                    Treasurer and
                                                            Director

         Roger Nieland                67                    Director

         John Wenck                   64                    Director

         Charles Thatcher             51                    Director

Dean Schettler has been a director of Breda since April, 1997, and the President of Breda since April, 1998. His current term as a director will end at the annual meeting of Breda's shareholders which is held in 2003. He has also been a director of each of Breda's subsidiaries since April, 1997, and the President of each of the subsidiaries since April, 1998. Mr. Schettler has been employed by Pella Corporation, Pella, Iowa, since August, 1986. He was a moulder technician until August, 1997. Since that time he has been a production coordinator. Pella Corporation is a window and door manufacturer.

Clifford Neumayer has been the Vice-President and a director of Breda since April, 1996. His current term as a director of Breda will end at the annual meeting of Breda's shareholders which will be held in 2005. He has also held each of those positions with each of Breda's subsidiaries since April, 1996. Mr. Neumayer has been self employed as a farmer since 1970.

Larry Daniel has been the Secretary and a director of Breda since April, 1995. His current term as a director of Breda will end at the annual meeting of Breda's shareholders which will be held in 2004. He has also held each of those positions with each of Breda's subsidiaries since April, 1995. Mr. Daniel is a self-employed farmer, and has been for at least the last five years.

Dave Grabner has been a director of Breda since April, 1999, and the Treasurer of Breda since May, 2001. His current term as a director of Breda will end at the annual meeting of Breda's shareholders which will be held in 2005. He has also served as a director of each of Breda's subsidiaries since April, 1999, and as the Treasurer of each of Breda's subsidiaries since May, 2001. Mr. Grabner is currently self employed as an electrician, and has been for at least the last five years. He was also previously self-employed as a farmer.

Roger Nieland has been a director of Breda since May, 2000. His current term as a director of Breda will end at the annual meeting of Breda's shareholders which is held in 2003. He has also served as a director of each of Breda's subsidiaries since May, 2000. Mr. Nieland is currently self-employed as a farmer, and has been for at least the last five years. Mr. Nieland has been a director of Iowa Ethanol Coop since September, 1994. Iowa Ethanol Coop organized the start-up of a corn milling plant in Glidden, Iowa. The corn milling plant operates under the name Iowa Corn Processors. Mr. Nieland has also served as a trustee for Wheatland Township, in Carroll County, Iowa.

John Wenck has been a director of Breda since April, 1997. His current term as a director of Breda will end at the annual meeting of Breda's shareholders which is held in 2003. He has also served as a director of each of Breda's subsidiaries since April, 1997. Mr. Wenck is currently self employed as a farmer. He was also previously employed by the United Parcel Service as a delivery driver.

Charles (Chuck) Thatcher has been a director of Breda since May, 2001. His current term as a director will end at the annual meeting of Breda's shareholders which will be held in 2004. He has also served as a director of each of Breda's subsidiaries since May, 2001. Mr. Thatcher has been an owner of Midwest Wholesale Building Products in Carroll, Iowa for approximately the last 18 years. Midwest Wholesale Building Products is a wholesaler/retailer of lumber, building products and materials.

The number of directors for Breda is currently fixed at seven. Each of Breda's directors is elected to a three year term and until his or her successor is elected. The terms of the directors of Breda are staggered, so that three of the directors' terms expire in one year, two expire the next year, and two expire the following year. If a person has served for three consecutive terms as a director, that person must be off the board for at least one year before the person can again be elected as a director. Each director of Breda must also be a shareholder of Breda, and a director shall automatically cease to be a director if he or she sells or transfers all of his or her shares of common stock in Breda. Each director must also be at least 18 years of age.

The officers of Breda are elected annually by the board of directors at its annual meeting, and hold office until the next annual meeting of the board of directors and until their successors are chosen. Any officer may be removed by the board of directors at any time, with or without cause. Each officer must also be a director and a shareholder of Breda. The officers of Breda are identified in the above table and discussions.

Breda believes that two of its employees make a significant contribution to its business. Those employees are as follows:

                  Name               Age                    Position
                  ----               ---                    --------

            Robert J. Boeckman        42                    Chief Operations
                                                            Officer

            Jane A. Morlok            49                    Chief Financial
                                                            Officer

Mr. Boeckman has been employed by Breda in various capacities since May, 1982. Prior to January, 1995, he was Breda's assistant manager. He was the manager of Breda from January, 1995 to March, 1998, at which time he was given the title chief operating officer. His current titles are chief operations officer and co-chief executive officer.

Ms. Morlok became the chief financial officer of Breda on March 30, 1998. Her current titles are chief financial officer and co-chief executive officer. Ms. Morlok was the assistant administrator/CFO of Manning Regional Healthcare Center in Manning, Iowa from July of 1987 until March 20, 1998. Her responsibilities in that position included budgeting, reimbursement and rate setting for the hospital and nursing home run by the Manning Regional Healthcare Center, as well as daily general ledger operations and IRS filings. She also provided similar services to several other affiliated corporations.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Breda is authorized to issue 5,000,000 shares of common stock. Breda had 33,000 shares of its common stock issued and outstanding as of December 31, 2002. Those shares were held by approximately 582 different shareholders.

Breda's common stock is not listed on any exchange, and there is no public trading market for Breda's common stock. Breda has not agreed to register any shares of its common stock under any federal or state securities laws. An investment in Breda's common stock is also not a liquid investment because the Amended and Restated Articles of Incorporation of Breda establish various conditions on the issuance of, and various restrictions on the transfer of, shares of its common stock. Those conditions and restrictions are summarized in the following paragraphs.

The common stock can only be issued to:

o residents of the Breda or Lidderdale telephone exchange areas served by Breda who subscribe to Breda's telephone services, and

o entities which have their principal place of business in the Breda or Lidderdale telephone exchange areas served by Breda and which subscribe to Breda's telephone services.

As indicated, only residents of the Breda and Lidderdale telephone exchange service areas served by Breda are eligible to purchase stock. Although Breda also provides telephone services to Macedonia, Iowa and the surrounding area, residents of Macedonia, Iowa and the surrounding rural area cannot acquire any shares of common stock of Breda even if they are receiving telephone services from Breda. Subscribers to any services from any of Breda's subsidiaries also cannot buy common stock of Breda unless they also otherwise meet the requirements discussed above in this paragraph.

Since approximately January 1, 1996, no person has been allowed to purchase more than thirty shares of common stock from Breda. A shareholder can own more than thirty shares, subject to the 1% limitation discussed in the following paragraph, but only thirty shares can be acquired through issuance of the shares by Breda.

No shareholder may own more than 1% of the total issued and outstanding common stock of Breda, unless:

o     the shareholder already exceeded that percentage on February 28, 1995, or

o the shareholder goes over 1% as a result of Breda redeeming shares of its common stock from other shareholders.

In either of those cases, the shareholder may not increase the percentage of shares owned by the shareholder. If a shareholder owns 5% or more of the ownership interests of an entity which owns shares of Breda's common stock, the shares of Breda's common stock held by that entity and by the shareholder will be added together for determining whether the 1% limitation is exceeded.

There can generally only be one shareholder for each telephone number served by Breda. There can also generally only be one shareholder for each household receiving telephone services from Breda, even if the household has more than one telephone number.

Breda's board of directors determines the purchase price payable for newly-issued shares of Breda's common stock. Breda's board of directors also determines the redemption price that will be paid by Breda if it elects to redeem a shareholder's shares in any of the circumstances in which Breda has the right to purchase those shares. Breda has that right if:

o the shareholder is no longer receiving services from Breda, unless the shareholder already was not receiving services from Breda on February 28, 1995;

o the shareholder no longer resides in the Breda or Lidderdale telephone exchange areas served by Breda, unless the shareholder already resided outside those areas on February 28, 1995; or

o the shareholder dies, unless the heir of the shares of Breda's stock meets the eligibility requirements for ownership of Breda's stock.

The board of directors has historically established the issuance price and the redemption price at approximately 75% of the book value of Breda. The board of directors has historically made this determination in March, April or May of each year, based upon Breda's then most recent year-end audited financial statements. Breda's fiscal year ends on December 31. The price is then generally announced and becomes effective at the annual shareholders meeting for that year. The issuance price and the redemption price as so determined by the board of directors then generally applies until the board of directors makes a new determination and announces the new price at the next annual shareholders meeting.

Under this approach, the issuance price and redemption price determined in 1995, 1996, 1997, 1998 and 1999 was, respectively, $27, $31, $41, $64 and $82.

The board of directors departed from its historical practice, however, on November 2, 1999, by adopting a resolution fixing the issuance price for newly-issued shares and the redemption price to be $149 per share. The $149 amount was not based on Breda's book value, but rather was roughly based upon the average sales price of $150.58 per share in the auction that was held in October of 1999. The auction is discussed below. The board of directors took that action because it believed the referenced auction provided it with a basis to make a more current determination on this issue. The board of directors also believed it was appropriate to make a new determination of the issuance price and redemption price at that time given the prior sale of Breda's direct broadcast satellite operation on January 11, 1999. The sale of that operation resulted in a pre-tax gain of $7,436,415. The sale was not included in Breda's books until the first quarter of 1999, and was therefore not included in the 1998 year-end financial statements utilized by the board of directors in establishing the $82 purchase price in early 1999.

The board of directors returned to its historical practices at its meeting on March 13, 2000, at which time the board of directors adopted a resolution fixing the issuance price and redemption price for Breda's shares of common stock to be $180 per share. The $180 amount was determined based upon Breda's 1999 audited financial statements. The $180 per share price was announced at, and became effective at, the May 17, 2000 annual meeting of the shareholders of Breda. If the above described historical practices were followed, the $180 per share amount would have continued until the next annual determination was made by the board of directors and announced at the annual shareholders meeting for 2001.

The board of directors determined to again depart from its historical practices on this issue, however, at a meeting of the board of directors held on June 12, 2000. At that meeting, the directors adopted a resolution fixing the issuance price for newly issued shares of Breda's common stock and the redemption price for Breda's shares of common stock at $235 per share. The board of directors took this action because it believed that it was appropriate to make a new determination of the issuance price and the redemption price to reflect the receipt by Prairie Telephone of most of the net after-tax proceeds of the sale by Prairie Telephone of its shares of stock in Central Iowa Cellular, Inc. The $235 per share amount was determined by taking approximately 75% of the then net after-tax proceeds of the sale on a per share basis and adding that figure to the previously determined issuance and redemption price of $180 per share. The shareholders of Breda were notified of the increase in the issuance price and the redemption price for Breda's shares of common stock from $180 to $235 per share by letter dated June 14, 2000.

At the time the board made its determination on June 12, 2000, Prairie Telephone had received, in the aggregate, approximately $5,108,280, before taxes, and it was estimated that Prairie Telephone would retain approximately $3,147,676 of that amount, after taxes. For purposes of determining the new issuance price and redemption price discussed above, Prairie Telephone's basis in its 3,000 shares of common stock of Central Iowa Cellular, Inc. of approximately $206,770 was deducted from the after-tax amount of $3,147,676. As indicated, the board of directors believed this was a material event which made it appropriate to make a new determination of the issuance price and redemption price for shares of Breda's common stock.

The board of directors returned to its historical practices at its meeting on March 12, 2001, at which meeting the board of directors adopted a resolution fixing the issuance price and redemption price for Breda's shares of common stock to be $258 per share. The $258 per share amount was determined based upon Breda's 2000 audited financial statements. The $258 per share price was announced and became effective at the May 16, 2001 annual meeting of the shareholders.

The board of directors continued to follow Breda's historical practices on this issue at its meeting on April 8, 2002, at which meeting the board of directors adopted a resolution fixing the issuance price and redemption price for Breda's shares of common stock to be $280 per share. The $280 per share amount was determined based upon Breda's 2001 audited financial statements. The $280 per share price was announced and became effective at the May 21, 2002 annual meeting of the shareholders.

The board of directors currently intends to continue to otherwise address this issue on an annual basis consistent with the above described historical practices of the board of directors, except that the board of directors may determine to depart from those historical practices again in the future in the event of the occurrence of what the board of directors believes are material or significant events. The board of directors also determined in its review of the financial statements of Breda for the year ended December 31, 2002, that the valuation of Breda's and its subsidiaries' outside investments should remain on the cost basis for purposes of determining and establishing the issuance price and the redemption price for Breda's shares of common stock. As noted previously in this annual report, due to changes in certain accounting standards, Breda changed to the equity method of accounting for certain outside investments in 2002. Under the equity method Breda reports its proportionate share of the earnings of the outside investments, but only a portion of those earnings are usually distributed to Breda. Breda believes that refiguring the value of the outside investments on the cost basis before determining the issuance price and redemption price of Breda's shares of common stock is appropriate because it reflects actual cash distributions from the outside investments and is consistent with Breda's historical practices for establishing the issuance price and redemption price for Breda's shares of common stock. The board of directors will, accordingly, establish a new issuance price and redemption price effective at the 2003 annual meeting of the shareholders, and that the price will be set at approximately 75% of the book value of Breda as of December 31, 2002, but adjusted as described above. Breda estimates that the issuance price and redemption price that will be set at the 2003 annual meeting of the shareholders will be approximately $303.

The issuance and redemption price as determined by the board of directors has increased from $27 per share in 1995 (based on the 1994 year-end audited financial statements of Breda) to $303 per share as described above. Breda does not believe that the amount of this increase is indicative of potential future increases, however, in particular given that:

o The referenced increase was due primarily to two "one-time" material events, those being the sale of Breda's direct broadcast satellite operation and the sale of Prairie Telephone's stock in Central Iowa Cellular, Inc., and

o Breda does not currently foresee any material increase in revenues from its or any of its subsidiaries' normal and ordinary course business operations, and, in fact, sees continuing downside pressure on those revenues.

Since there is no public trading market or any other principal market for Breda's common stock, repurchases of common stock by Breda currently is the primary method for a shareholder to be able to sell the shareholder's shares. As discussed below, an auction was held in October, 1999, at which shareholders desiring to sell their shares of Breda's common stock were given the opportunity to sell those shares to other Breda shareholders, but there are no current plans to arrange any other auctions in the future. Breda also maintains a list of shareholders desiring to sell their shares, and of other shareholders desiring to purchase those shares, as discussed below.

In any of the circumstances where Breda has the right to redeem a shareholder's shares, a shareholder may, with the consent of Breda's board of directors, transfer the shareholder's shares to another person who is eligible to be a shareholder by reason of the fact that the person is receiving services from Breda and is residing in the Breda or Lidderdale telephone exchange areas served by Breda.

No shareholder can sell or transfer any of his or her shares of Breda to any person who is not eligible to be a shareholder in Breda by reason of the fact that the person is receiving services from Breda and is residing in the Breda or Lidderdale telephone exchange areas served by Breda, with one exception. The exception is that a person who was a shareholder on July 20, 1995, may make a one time transfer of the shares held by the person on that date to a family member of the shareholder (which means a spouse, natural born or adopted child, grandchild, parent, grandparent, or sibling) even if the family member is not receiving services from Breda and is not residing in the Breda or Lidderdale telephone exchange areas served by Breda. These transfers are not subject to Breda's right of first refusal described in the following paragraph. Any family member receiving shares by this process does not have the same right, however, and can only sell or transfer the shares in accordance with the Amended and Restated Articles of Incorporation of Breda.

Any shareholder who wants to sell or transfer his or her shares in Breda to another shareholder or person who is eligible to be a shareholder must first give Breda the right to purchase the shares. In this case, the shareholder must give Breda at least sixty days prior written notice of the proposed sale, including a copy of the written offer to purchase the shares. Breda may elect to purchase the shares for the same price offered to the shareholder at any time within sixty days after it receives the notice from the shareholder. If Breda elects to buy the shares, it must pay the purchase price in full upon the shareholder surrendering the stock certificates for the shares to Breda.

Breda's bylaws may also contain provisions restricting the transfer of shares. The current bylaws do not contain any restrictions, other than some of those described in this annual report, but the bylaws can be amended by the directors or shareholders at any time.

Over the period of January 1, 1996 through June 24, 1996, Breda repurchased four hundred and twenty-four shares of its common stock from two shareholders, at a purchase price of $27 per share. Over the period of June 25, 1996 through February 20, 1997, Breda repurchased seven hundred and eighty-nine shares from nine different shareholders, at a purchase price of $31 per share. Over the period of February 21, 1997 through March 1, 1998, Breda repurchased one thousand nine hundred and ninety-six shares of its common stock from fourteen different shareholders, at a purchase price of $41 per share. Over the period of March 2, 1998 through December 31, 1998, Breda repurchased three hundred and fifty-eight shares of its common stock from five different shareholders, at a purchase price of $64 per share.

No shares were repurchased by Breda during the period of December 31, 1998 through December 31, 1999, except that in November, 1999, Breda did effectuate a repurchase of forty shares by depositing the purchase price for those forty shares with the appropriate Iowa authorities under Iowa's escheat laws. The forty shares were held of record by twenty different shareholders that Breda had been unable to locate. The purchase price utilized for this purpose was the then current $149 per share price as established by the board of directors pursuant to the procedures which are discussed above in this section of this annual report. Breda also deposited the amount of the April 21, 1999 dividend that was otherwise payable on the forty shares. The total amount deposited by Breda was $6,080, with $120 of that amount being for the April 21, 1999 dividend.

Over the period of January 1, 2000 through December 31, 2000, Breda repurchased four hundred forty-one shares of its common stock from fourteen different shareholders, at a purchase price of $235 per share.

Over the period of January 1, 2001 through June 30, 2001, Breda redeemed two hundred twenty shares of its common stock from two different shareholders, at a purchase price of $235 per share. During the quarter ended June 30, 2001, Breda redeemed one thousand one hundred four shares of its common stock from five different shareholders, at a purchase price of $258 per share. Over the period of July 1, 2001 through December 31, 2001, Breda redeemed eight hundred ninety-two shares of its common stock from nineteen different shareholders, at a purchase price of $258 per share.

During the period of January 1, 2002 through March 31, 2002, Breda redeemed two hundred forty-four shares of its common stock from six different shareholders, at a purchase price of $258 per share. During the period of April 1, 2002 through June 30, 2002, Breda redeemed forty-three shares of its common stock from one shareholder at a purchase price of $258 per share, and seven hundred twenty shares of its common stock from ten different shareholders, at a purchase price of $280 per share. During the period of July 1, 2002 through December 31, 2002, Breda redeemed one thousand eighteen shares of its common stock from fifteen different shareholders, at a purchase price of $280 per share.

There were transfers among the shareholders of Breda during some of the above periods for which Breda did not exercise its right of first refusal. Some of those transfers are noted below.

Breda's ability to repurchase any of its shares is subject to certain restrictions in its loan agreements with the Rural Telephone Finance Cooperative. Those restrictions are discussed below.

Breda has no plans to and has not agreed to register any of its shares of common stock under any federal or state securities laws. Since Breda has been subject to the reporting requirements of the Securities Exchange Act of 1934 for a period of ninety days, Rule 144 under the Securities Act of 1933 would be available to permit the resale of shares of common stock by shareholders, subject to certain restrictions contained in Rule 144, including the requirement that the shareholder has held his or her shares for a period of at least one year prior to the date of resale. Once a shareholder (other than a shareholder who is an officer or director of Breda) has held his or her shares of common stock for a period of two years, the shareholder would be able to resell the shares without restriction under Rule 144. As discussed above, however, the governing documents of Breda impose numerous material limitations and restrictions on a shareholder's ability to sell or transfer any shares of Breda's common stock, all of which apply regardless of what Rule 144 might otherwise allow.

The marketability and value of Breda's shares of common stock may also be limited by some of the other terms of the common stock. For example, each shareholder is entitled to only one vote on each matter presented to the shareholders, regardless of the number of shares of common stock held by the shareholder, with one exception regarding shareholders who previously held Class A stock of Breda. Those shareholders have one vote for each share of former Class A stock previously held by them on February 28, 1995, until one of the following occurs:

o     the shareholder no longer receives service from Breda,

o the shareholder no longer resides in the Breda or Lidderdale telephone exchange area served by Breda,

o     the shareholder dies, or

o     the shareholder transfers the shareholder's shares to someone else.

As of December 31, 2002, there were 22 shareholders with multiple voting rights arising from their prior ownership of Class A stock, and they have one vote for each share of the former Class A stock previously held by them. There was an aggregate of 61 shares of the former Class A stock held by those 22 shareholders.

An auction was held on October 24, 1999, where shareholders desiring to sell their shares of Breda's common stock were given the opportunity to sell those shares to other Breda shareholders desiring to purchase additional shares of Breda's common stock. Breda paid the costs of the auction, except that the sellers paid the auction fees and clerking fees related to their shares. The auction was provided for the convenience of Breda's shareholders, and no shares were repurchased or issued by Breda pursuant to the auction. A total of 1,924 shares of common stock were sold by 32 different shareholders to 25 other shareholders of Breda, for purchase prices ranging from $145 per share to $180 per share. As discussed above, Breda had a right of first refusal to purchase all of the shares sold in the auction, but elected not to exercise its right. Breda did, however, offer to purchase shares in the auction for $142 per share, but no shareholder chose to sell the shareholder's shares to Breda at that price. The $142 figure was approximately 60% of Breda's book value per share as of the close of the second quarter in 1999. No officers or directors of Breda sold or purchased any shares in the auction. Breda does not have any plans to arrange any other auctions in the future.

The board of directors of Breda has also determined to allow shareholders to advise Breda of the fact that they desire to sell any or all of their shares of Breda's common stock to any qualified buyer, and to allow qualified buyers to advise Breda of the fact that they desire to purchase shares of Breda's common stock from other shareholders of Breda. Breda will keep a list of those shareholders and qualified buyers, and make the list available to all of the shareholders and qualified buyers on the list. A qualified buyer is a person who is a resident of the Breda or Lidderdale telephone exchange areas served by Breda and who subscribes to Breda's telephone services, or an entity which has its principal place of business in the Breda or Lidderdale telephone exchange areas served by Breda and which subscribes to Breda's telephone services. A person or entity cannot, however, be a qualified buyer if the person or entity already owns more than 1% of the total issued and outstanding shares of common stock of Breda. Also, a qualified buyer cannot purchase shares from any shareholder of Breda to the extent that the shares purchased by the qualified buyer would cause the qualified buyer to own more than 1% of the total issued and outstanding shares of common stock of Breda. If a person owns 5% or more of the ownership interests of an entity which owns shares of Breda's common stock, the shares of Breda's common stock held by that entity and by the person will be added together for determining whether the 1% limitation is exceeded. The 1% limitation is set forth in the Amended and Restated Articles of Incorporation of Breda. The terms of any sale between a shareholder and a qualified buyer will be negotiated by them, and no one will be required to sell or buy any shares because their name is on the list. Breda also retains its right to purchase any shares being sold by any shareholder to any qualified buyer under the right of first refusal granted to Breda in its Amended and Restated Articles of Incorporation.

There were five separate sales of shares between shareholders during the calendar year 2000. Two sales each involved two shares, which were sold for $235 per share. One sale involved fifty-three shares, which were sold for $235 per share. One sale involved thirty-one shares, which were sold for $155 per share. One sale involved two shares, which were sold for $149 per share. Breda elected not to exercise its right of first refusal on those sales.

There were three separate sales of shares between shareholders during the calendar year 2001. Two sales each involved seven shares, which were sold for $258 per share. The other sale involved forty-three shares, which were also sold for $258 per share. Breda elected not to exercise its right of first refusal on those sales.

There were three separate sales of shares between shareholders during the calendar year 2002. Two sales involved two shares which were sold for $258 per share, and the other sale involved three shares which were also sold for $258 per share. Breda elected not to exercise its right of first refusal on those shares.

Breda does not participate in, and has no responsibility for, negotiating the terms and conditions of any sale of shares between any shareholders.

Breda has only declared and paid five dividends to its shareholders since Breda was incorporated in 1964. One of those dividends was declared on March 15, 1999. It was in the amount of $3.00 per share, for an aggregate dividend of $113,166. The second dividend was declared on March 13, 2000. It was also in the amount of $3.00 per share, for an aggregate dividend of $113,046. The third dividend was declared on March 12, 2001. The dividend was also in the amount of $3.00 per share for an aggregate dividend of $111,087. The fourth dividend was declared on April 8, 2002. It was in the amount of $3.00 per share for an aggregate dividend of $104,214. The dividend was payable to shareholders of record on April 9, 2002. The fifth dividend was declared on March 10, 2003. It was in the amount of $3.00 per share for an aggregate dividend of $98,436. The dividend was payable to shareholders of record on March 10, 2003.

Payment of dividends is within the discretion of Breda's board of directors, and out of funds legally available therefore as provided in the Iowa Business Corporation Act. Breda's ability to declare and pay dividends is also restricted by some of the covenants in its loan agreements with the Rural Telephone Finance Cooperative. Under those agreements, Breda may not pay any dividends without the prior written approval of the Rural Telephone Finance Cooperative unless, after the payment, Breda is in compliance with the various ratios, net worth and margin requirements set forth in the loan agreements. Breda also may not pay any dividends if Breda is in default under the loan agreements or if the payment of the dividends would cause Breda to be in breach of the loan agreements.

Those restrictions in the Rural Telephone Finance Cooperative loan agreements also apply to Breda's purchase or redemption of any of its stock and to any other distributions to its shareholders, so the restrictions may preclude Breda from being able to repurchase its shares of stock as otherwise discussed in this section of this annual report.

Breda does not currently believe, however, that the restrictions in the Rural Telephone Finance Cooperative loan agreements will preclude Breda from paying any dividends or distributions or from repurchasing any of its shares of common stock, should Breda otherwise determine to do so.

No shares of stock were issued by Breda in 2002. There are currently no outstanding warrants, options or other rights to purchase any shares of common stock of Breda, and there are also currently no outstanding securities which are convertible into or exchangeable for common stock of Breda. Breda's shares of common stock are not convertible into any other securities.

               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

Breda has not had any change in its accountants during the last two fiscal years, or any disagreements with its accountants during that period which are of the type required to be disclosed under this section of this annual report.

                        AVAILABILITY OF OTHER INFORMATION

Breda will provide to each shareholder, upon the written request of the shareholder, a copy of Breda's annual report on Form 10-KSB for the year ended December 31, 2002. The annual report on Form 10-KSB will be provided without charge. Shareholders should direct any written request to Breda at the following address:

      Breda Telephone Corp.
      112 East Main
      P.O. Box 190
      Breda, Iowa 51436

The request should be directed to the attention of Dean Schettler, President of Breda.

                             FINANCIAL STATEMENTS

      The following pages are certain financial statements of Breda with respect to the years ended December 31, 2001 and December 31, 2002.

           [The remainder of this page is intentionally left blank.]

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                        CONSOLIDATED FINANCIAL STATEMENTS
                        WITH INDEPENDENT AUDITORS' REPORT
                     Years Ended December 31, 2002 and 2001

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                                    CONTENTS


                                                                            Page
                                                                            ----

Independent Auditors' Report .........................................        43

Consolidated Financial Statements:

   Consolidated Balance Sheets .......................................   44 - 45

   Consolidated Statements of Income .................................        46

   Consolidated Statements of Stockholders' Equity ...................        47

   Consolidated Statements of Cash Flows .............................        48

   Notes to Consolidated Financial Statements ........................   49 - 62

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Breda Telephone Corporation and Subsidiaries
Breda, Iowa

We have audited the accompanying consolidated balance sheets of Breda Telephone Corporation (an Iowa corporation) and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Breda Telephone Corporation and subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 4 to the consolidated financial statements, the Company has changed its method of accounting for certain investments from the cost method to the equity method.

/s/Kiesling Associates, LLP
Kiesling Associates, LLP
West Des Moines, Iowa
February 6, 2003

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2002 and 2001

                                                                                  2001
                                                                 2002        (as restated)
                                                             -----------      -----------
                                 ASSETS
CURRENT ASSETS
   Cash and cash equivalents ..........................      $ 1,032,734      $ 1,797,415
   Temporary investments ..............................          459,059          636,169
   Accounts receivable ................................          835,667          536,378
   Notes receivable ...................................          116,000               --
   Interest receivable ................................           68,053           75,058
   Prepaid income taxes ...............................               --           51,280
   Inventories ........................................           91,114           93,028
   Other ..............................................           85,025          100,265
                                                             -----------      -----------
                                                               2,687,652        3,289,593
                                                             -----------      -----------


OTHER NONCURRENT ASSETS
   Long-term investments ..............................        3,136,576        2,494,073
   Other investments:
     Investments in unconsolidated affiliates at equity        3,454,159        2,489,639
     Nonmarketable equity securities at cost ..........          807,564          811,497
   Goodwill ...........................................          896,812        1,016,757
   Intangibles ........................................            1,556            1,556
   Notes receivable ...................................          512,792          451,502
                                                             -----------      -----------
                                                               8,809,459        7,265,024
                                                             -----------      -----------


PROPERTY AND EQUIPMENT ................................        5,190,176        5,609,292
                                                             -----------      -----------



         TOTAL ASSETS .................................      $16,687,287      $16,163,909
                                                             ===========      ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2002 and 2001

                                                                        2001
                                                       2002        (as restated)
                                                   -----------      -----------
       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Current portion of long-term debt ........      $   134,981      $   126,365
   Accounts payable .........................          262,544          199,675
   Accrued taxes ............................          167,079          141,439
   Other ....................................          174,534          157,791
                                                   -----------      -----------
                                                       739,138          625,270
                                                   -----------      -----------

LONG-TERM DEBT, less current portion ........        1,777,644        1,912,625
                                                   -----------      -----------

DEFERRED CREDITS ............................          105,534          114,564
                                                   -----------      -----------

STOCKHOLDERS' EQUITY
   Common stock - no par value, 5,000,000
     shares authorized, 33,000 and 35,025
     shares issued and outstanding at $280
     and $258 stated values, respectively ...        9,240,000        9,036,450
   Retained earnings ........................        4,824,971        4,475,000
                                                   -----------      -----------
                                                    14,064,971       13,511,450
                                                   -----------      -----------


   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $16,687,287      $16,163,909
                                                   ===========      ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                        CONSOLIDATED STATEMENTS OF INCOME
                     Years Ended December 31, 2002 and 2001


                                                                      2001
                                                    2002         (as restated)
                                                -----------       -----------

OPERATING REVENUES .......................      $ 5,975,363       $ 5,884,244
                                                -----------       -----------
OPERATING EXPENSES
   Cost of services ......................        2,312,590         2,275,848
   Depreciation and amortization .........        1,070,569         1,128,785
   Selling, general, and administration ..        1,772,184         1,908,031
                                                -----------       -----------
                                                  5,155,343         5,312,664
                                                -----------       -----------

OPERATING INCOME .........................          820,020           571,580
                                                -----------       -----------
OTHER INCOME (EXPENSES)
   Interest and dividend income ..........          299,276           343,985
   Interest expense ......................         (146,571)         (155,731)
   Income from equity investments ........          918,511         1,010,770
   Other, net ............................           90,213            21,496
                                                -----------       -----------
                                                  1,161,429         1,220,520
                                                -----------       -----------

INCOME BEFORE INCOME TAXES ...............        1,981,449         1,792,100
                                                -----------       -----------

INCOME TAXES .............................          692,260           644,527
                                                -----------       -----------

INCOME BEFORE CUMULATIVE EFFECT
   OF ACCOUNTING CHANGE ..................        1,289,189         1,147,573
                                                -----------       -----------

CUMULATIVE EFFECT OF ACCOUNTING
CHANGE, NET OF TAX .......................          (70,768)
                                                -----------       -----------

NET INCOME ...............................      $ 1,218,421       $ 1,147,573
                                                ===========       ===========

NET INCOME PER COMMON SHARE BEFORE
    CUMULATIVE EFFECT OF ACCOUNTING CHANGE      $     37.95       $     31.80

CUMULATIVE EFFECT OF ACCOUNTING
   CHANGE, NET OF TAX ....................            (2.08)               --
                                                -----------       -----------

NET INCOME PER COMMON SHARE ..............      $     35.87       $     31.80
                                                ===========       ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                           December 31, 2002 and 2001

                                                         Common Stock                   Retained
                                                   Shares             Amount            Earnings             Total
                                                ------------       ------------       ------------       ------------
Balance at December 31, 2000 (as restated)            37,241       $  8,751,635       $  4,289,997       $ 13,041,632

     Comprehensive Income:
       Net income ........................                                               1,147,573          1,147,573

     Dividends paid ......................                                                (111,087)          (111,087)

     Common stock redeemed, net ..........            (2,216)          (566,668)                             (566,668)

     Stated value stock adjustment .......                              851,483           (851,483)
                                                ------------       ------------       ------------       ------------

Balance at December 31, 2001 (as restated)            35,025          9,036,450          4,475,000         13,511,450

     Comprehensive Income:
       Net income ........................                                               1,218,421          1,218,421

     Dividends paid ......................                                                (104,214)          (104,214)

     Common stock redeemed, net ..........            (2,025)          (560,686)                             (560,686)

     Stated value stock adjustment .......                              764,236           (764,236)
                                                ------------       ------------       ------------       ------------

Balance at December 31, 2002 .............            33,000       $  9,240,000       $  4,824,971       $ 14,064,971
                                                ============       ============       ============       ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2002 and 2001

                                                                                                     2001
                                                                                   2002         (as restated)
                                                                               -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income, as restated for 2001 .....................................      $ 1,218,421       $ 1,147,573
   Adjustments to reconcile net income to net
     cash provided by operating activities:
       Depreciation and amortization ....................................        1,070,569         1,128,785
       Amortization of investment tax credits ...........................           (9,769)           (9,769)
       Deferred income taxes ............................................              739            49,295
       Cumulative effect of accounting change ...........................          119,945                --
       Gain on sale of building .........................................          102,611                --
       Note receivable discount .........................................          (17,290)          (11,502)
       Equity income in unconsolidated affiliates, net of distributions
         received of $197,264 and $671,072 in 2002 and 2001, respectively         (721,247)         (339,698)
       Changes in operating assets and liabilities:
           (Increase) decrease in assets ................................         (223,850)          332,166
           Increase (decrease) in liabilities ...........................          110,252           (49,578)
                                                                               -----------       -----------
       Net cash provided by operating activities ........................        1,650,381         2,247,272
                                                                               -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES
     Capital expenditures ...............................................         (754,895)         (624,270)
     Cost of removing plant, net of salvage .............................              831            30,908
     Purchase of investments ............................................       (1,464,892)         (343,484)
     Proceeds from the sale of investments ..............................          999,499           371,582
     Issuance of note receivable ........................................         (160,000)         (440,000)
     Purchase of other investments - at equity ..........................         (248,273)               --
     Purchase of other investments - at cost ............................           (3,400)          (67,805)
     Sale of other investments - at cost ................................            7,333           314,690
                                                                               -----------       -----------
       Net cash used in investing activities ............................       (1,623,797)         (758,379)
                                                                               -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Common stock redeemed ..............................................         (560,686)         (566,668)
     Repayment of long-term debt ........................................         (126,365)         (118,300)
     Dividends paid .....................................................         (104,214)         (111,087)
                                                                               -----------       -----------
       Net cash used in financing activities ............................         (791,265)         (796,055)
                                                                               -----------       -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ....................         (764,681)          692,838
                                                                               -----------       -----------

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ..........................        1,797,415         1,104,577
                                                                               -----------       -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR ................................      $ 1,032,734       $ 1,797,415
                                                                               ===========       ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Nature of Business

            The Breda Telephone Corporation is a provider of telecommunications exchange and local access services, cable television services, and internet services in a service area located primarily in western Iowa. The company is also involved in retail sales of cellular equipment and service plans for cellular partnerships of which it owns interests, and sales of other telecommunications equipment.

            Basis of Presentation

            The accounting policies of the Company and its subsidiaries conform to accounting principles generally accepted in the United States of America and reflect practices appropriate to the telephone and cable television industries. Management uses estimates and assumptions in preparing its consolidated financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, revenues and expenses, and the disclosure of contingent revenues and expenses. Telephone operations reflect practices appropriate to the telephone industry. The accounting records of the Company's telephone operations are maintained in accordance with the Uniform System of Accounts for Class A and B Telephone Companies prescribed by the Federal Communications Commission (FCC) as modified by the state regulatory authority.

            The accounting records of the Company's cable television operations are maintained in accordance with the Uniform System of Accounts for Class A CATV Companies as prescribed by the National Association of Regulatory Utility Commissioners.

            Principles of Consolidation

            The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Prairie Telephone Company, Inc., Westside Independent Telephone Company, and Tele-Services, Ltd. (herein referred to as "the Company"). All material intercompany transactions have been eliminated in consolidation.

            Cash and Cash Equivalents

            All highly liquid investments with a maturity of three months or less at the time of purchase are considered cash equivalents.

            Investments

            Certificates of deposit bought and held by the Company until maturity are carried at cost, which approximates market.

            Debt and marketable equity securities bought and held principally for selling in the near future are classified as trading securities and carried at fair value. Unrealized holding gains and losses on trading securities are reported in earnings. Debt and marketable equity securities classified as available-for-sale are carried at fair value with unrealized holding gains and losses recorded as a separate component of stockholders' equity. Debt securities for which the Company has both the positive intent and ability to hold to maturity are classified as held-to-maturity and are carried at amortized cost. The Company used the FIFO method of computing realized gains and losses.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (Continued)

            Investments, (Continued)

            Nonmarketable equity investments, over which the Company has significant influence and/or a 20% ownership, are reflected using the equity method of accounting. Under the equity method, the Company's investment is increased for investments, capital contributions, and loans to the investee entities, and for its proportionate share of the investees' earnings. The Company's investment is decreased for loan repayments and distributions from the investee entities, and for its proportionate share of the investees' losses. The Company recognizes its proportionate share of earnings and losses from each investee on a quarterly basis, reflecting the prior quarter's net income/loss of each investment accounted for under the equity method.

            Inventories

            Inventories include both merchandise held for resale and materials and supplies. Merchandise held for resale is recorded at the lower of cost or market with cost determined by the average cost method. Materials and supplies inventories, used in the construction of the Company's facilities to provide telecommunications services, are recorded at average cost.

            Property and Equipment

            Property and equipment are capitalized at original cost, including the capitalized cost of salaries and wages, materials, certain payroll taxes and employee benefits.

            The Company provides for depreciation for financial reporting purposes on the straight-line method by the application of rates based on the estimated service lives of the various classes of depreciable property. These estimates are subject to change in the near term.

            Renewals and betterments of units of property are charged to telephone and cable television plant in service. When telephone or cable television plant is retired, its cost is removed from the asset account and charged against accumulated depreciation together with removal cost less any salvage realized. No gains or losses are recognized in connection with routine retirements of depreciable property. Repairs and renewals of minor items of property are included in plant specific operations expense.

            Repairs of other property, as well as renewals of minor items of property are included in plant specific operations expense. A gain or loss is recognized when other property is sold or retired.

            Long-Lived Assets

            The Company would provide for impairment losses on long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Based on current conditions, management does not believe any of its long-lived assets are impaired.

            Goodwill and Intangibles

            In January, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets". Under SFAS 142, the Company no longer amortizes goodwill and intangible assets deemed to have indefinite lives. These assets are subject to periodic impairment tests. Intangible assets with definite lives continue to be amortized.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (Continued)

            Income Taxes

            Income taxes are accounted for using a liability method and provide for the tax effects of transactions reported in the consolidated financial statements including both taxes currently due and deferred. Deferred taxes are adjusted to reflect deferred tax consequences at current enacted tax rates. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities arise from differences between the book and tax basis of property and equipment, partnership interests and goodwill. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Investment tax credits (ITC), which were deferred prior to the Tax Reform Act of 1986, are being amortized over the life of the plant which produced the ITC.

            Revenue Recognition

            The Company recognizes revenues when earned regardless of the period in which they are billed. The Company is required to provide telephone service to subscribers within its defined service territory.

            Local network service, cable television service and internet service revenues are recognized over the period a subscriber is connected to the network.

            Network access and long distance service revenues are derived from charges for access to the Company's local exchange network. The interstate portion of access revenues is based, in part, on an average schedule settlement formula administered by the National Exchange Carrier Association (NECA) which is regulated by the FCC. The traffic sensitive portion of interstate access revenues is billed on an individual company access charge structure as approved by the FCC. The intrastate portion of access revenues is billed on an individual company tariff access charge structure based on expense and plant investment of the Company as approved by the state regulatory authority. The tariffs developed from these formulas are used to charge the connecting carrier and recognize revenues in the period the traffic is transported based on the minutes of traffic carried. Long distance revenues are recognized at the time a call is placed based on the minutes of traffic processed at tariffed and contracted rates.

            Other revenues include contractually determined arrangements for the provision of billing and collecting services and are recognized in the period when the services are performed.

            The Company uses the reserve method to recognize uncollectible customer accounts. Uncollectibles increased in 2002 (resulting in a decrease in revenues, net of settlements, of $91,520) as a result of the failure of certain interexchange carriers. Uncollectibles are included within miscellaneous operating revenues.

            Reclassifications

            Certain reclassifications have been made to the 2001 financial statements to conform with the 2002 presentation.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 2.     TEMPORARY AND LONG-TERM INVESTMENTS

            The amortized cost and fair value of certificates of deposit and investments classified as held-to-maturity are as follows:

                                                               Gross           Gross
                                              Amortized     Unrealized       Unrealized         Fair
                                                Cost           Gains           Losses          Value
                                             -----------    -----------     -----------     -----------
                  December 31, 2002

            Certificates of deposit .....    $   275,000    $               $               $   275,000
            Held-to-Maturity:
               Municipal bonds ..........      2,971,671        134,022          (4,449)      3,101,244
               Government securities ....        348,964            858          (2,436)        347,386
                                             -----------    -----------     -----------     -----------
                                             $ 3,595,635    $   134,880     $    (6,885)    $ 3,723,630
                                             ===========    ===========     ===========     ===========

                    December 31, 2001

            Certificates of deposit .....    $   350,000    $               $               $   350,000
            Held-to-Maturity:
               Municipal bonds ..........      2,739,846         49,492         (11,693)      2,777,645
               Government securities ....         40,396            479                          40,875
                                             -----------    -----------     -----------     -----------
                                             $ 3,130,242    $    49,971     $   (11,693)    $ 3,168,520
                                             ===========    ===========     ===========     ===========

                                                 2002           2001
                                             -----------    -----------
            Amounts classified as:
                 Current ................    $   459,059    $   636,169
                 Noncurrent .............      3,136,576      2,494,073
                                             -----------    -----------
                                             $ 3,595,635    $ 3,130,242
                                             ===========    ===========

            Proceeds from the sale of available-for-sale securities were $37,500 in 2001 and the gross realized loss on the sale of available-for-sale securities totaled $1,909.

            Certificates of deposit and investments classified as held-to-maturity at December 31, 2002, are summarized below by contractual maturity date:

               Due in one year or less ....................     $   459,059
               Due after one year through five years ......       1,486,632
               Due after five years .......................       1,649,944
                                                                -----------
                                                                $ 3,595,635
                                                                ===========

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 3.     NOTES RECEIVABLE

            Notes receivable consist of the following:

                                                           2002         2001
                                                        ---------    ---------
            Desk Top Media, L.L.C.      -  13% .....    $ 468,792    $ 451,502
            Toyne, Inc.                 -   7% .....      160,000           --
                                                        ---------    ---------
                                                          628,792      451,502
                    Less current portion ...........     (116,000)          --
                                                        ---------    ---------
                                                        $ 512,792    $ 451,502
                                                        =========    =========

            The note with Desk Top Media, L.L.C. has an original balance of $500,000, matures in 2006 and reflects interest at 13%. The note is shown net of unamortized discounts of $31,208 and $48,498 at December 31, 2002 and 2001, respectively. Principal payments of $12,000 plus interest are due the first of each month beginning May of 2003 and shall be due each month thereafter until paid in full.

            During September 2001, the Company entered into a contract with Toyne, Inc. to sell its corporate building for $200,000. The Company received a cash deposit of $20,000 and the contract established payment terms. On October 15, 2002, the Company received a promissory note for $180,000 at a rate of 7%. The note is payable in four equal installments of $20,000, plus interest through 2005 and a final installment of $100,000 plus interest is payable in 2006. The transaction resulted in a before tax gain of $102,611. The note balance at December 31, 2002 is $160,000.

NOTE 4.     OTHER INVESTMENTS

            INVESTMENTS IN UNCONSOLIDATED AFFILIATES AT EQUITY

            Investments in unconsolidated affiliates at equity include investments in partnerships, limited liability companies and joint ventures as follows:

                                                        2002          2001
                                                     ----------    ----------

              Alpine Communications, L.C.........    $  988,228    $  819,147
              RSA #1, Ltd. ......................       693,328       505,728
              RSA #7, Ltd. ......................       244,490       209,646
              RSA #8, Ltd. ......................       534,867       319,068
              RSA #9, Ltd. ......................       860,493       486,381
              Quad County Communications ........        98,738       110,531
              Carroll County Wireless, L.L.C.....        24,886        30,009
              Guthrie Group, L.L.C...............         9,129         9,129
                                                     ----------    ----------
                                                     $3,454,159    $2,489,639
                                                     ==========    ==========

            The Company continues to have a 17.42% ownership interest in Alpine Communications, L.C. (Alpine). The Alpine group operates several telephone exchanges in eastern Iowa.

            The Company's percentage ownership interests in RSA #1, Ltd., RSA #7, Ltd. and RSA #8, Ltd. are 9.1%, 7.1% and 11.7%, respectively, at December 31, 2002. In addition, the Company owns a 16.7% interest in RSA #9, Ltd. partnership of which they have no original cash investment.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 4.     OTHER INVESTMENTS, (Continued)

            INVESTMENTS IN UNCONSOLIDATED AFFILIATES AT EQUITY, (Continued)

            Additionally, Westside Independent Telephone Company, a wholly-owned subsidiary of Breda Telephone Corporation, has a 33.33% ownership interest in Quad County Communications (Quad County). This entity owns and operates a fiber optic network.

            The Company's percentage interests in Carroll County Wireless, L.L.C. and Guthrie Group, L.L.C. are 33.33% and 25%, respectively. Both companies have purchased the licenses to provide personal communication services (PCS); however, neither company has begun providing PCS services as of December 31, 2002 or 2001. The operations of these entities are immaterial to the consolidated financial statements.

            Condensed consolidated financial data for the twelve months ended September 30, 2002, and September 30, 2001, for Alpine, RSA #1, RSA #7, RSA #8, RSA #9 and Quad County is as follows:

                                                    2002           2001
                                                -----------    -----------

                Revenues ...................    $41,987,013    $35,322,732
                Expenses ...................     30,542,190     25,499,718
                                                -----------    -----------
                Net income .................    $11,444,823    $ 9,823,014
                                                ===========    ===========


                Current assets .............    $13,208,958    $11,191,366
                Non-current assets .........     35,823,617     28,533,590
                Current liabilities ........      4,753,174      7,247,295
                Non-current liabilities ....     16,845,194     11,839,552

            During first quarter 2002, the Company changed its method of accounting from the cost method to the equity method for the investments in Alpine, RSA #1, RSA #7, RSA #8 and RSA #9. Management has made this decision based on an evaluation of each investment and the level of influence the Company has with respect to each investment. Accordingly, retained earnings at December 31, 2000 and net income for the year ended December 31, 2001, have been restated resulting in increases of $213,583 and $208,325, respectively. The increase in net income due to this restatement increased earnings per share by $5.77 for the year ended December 31, 2001.

            LONG-TERM INVESTMENTS AT COST

            Long-term investments at cost include nonmarketable equity securities and certificates as follows:

                                                                        2002        2001
                                                                      --------    --------
            NECA Services, Inc. - stock ..........................    $300,000    $300,000
            Rural Telephone Finance Cooperative - certificates ...     192,070     196,003
            Rural Telephone Bank - stock .........................     165,789     165,789
            Iowa Network Services - stock ........................      78,705      78,705
            Desk Top Media, L.L.C.................................      60,000      60,000
            Other ................................................      11,000      11,000
                                                                      --------    --------
                                                                      $807,564    $811,497
                                                                      ========    ========

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 5.     GOODWILL AND INTANGIBLES

            Goodwill consists of the following:

                                                        2002           2001
                                                    -----------    -----------

              Balance, Beginning of Year ........   $ 1,016,757    $ 1,336,083
                 Goodwill amortized .............            --       (319,326)
                 Goodwill impairment ............      (119,945)            --
                                                    -----------    -----------

              Balance, End of Year ..............   $   896,812    $ 1,016,757
                                                    ===========    ===========

            Unamortized Intangibles consist of the following:

                                                        2002           2001
                                                    -----------    -----------

                 PCS Licenses ...................   $     1,556    $     2,051
                 Less accumulated amortization ..            --           (495)
                                                    -----------    -----------

                                                    $     1,556    $     1,556
                                                    ===========    ===========

            In accordance with the SFAS 142, the Company assessed its recorded balances of goodwill and indefinite lived intangible assets in 2002. As a result, the Company determined an impairment of $119,945 related to goodwill existed on January 1, 2002. It was determined that the goodwill related to the purchase price of Westside Communications, Inc., which is a component of the broadcast segment, was impaired. Fair value was determined using a discounted cash flow method. The impairment loss of $70,768, net of tax, is presented in the income statement as a cumulative effect of an accounting change.

            Amortization of intangible assets with indefinite lives and goodwill in 2001 resulted in a decrease of $89,311 in 2001 net income. Without this amortization, 2001 net income before income tax would have been $1,881,411.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 6.    PROPERTY AND EQUIPMENT

            Property and equipment includes the following:

                                                                       2002          2001
                                                                   -----------   -----------
                Telephone Plant in Service:
                     Land ......................................   $    41,508   $    39,008
                     Buildings .................................     1,210,087       731,772
                     Other general support assets ..............     1,465,661     1,419,467
                     Central office assets .....................     2,256,252     2,212,489
                     Cable and wire facilities .................     4,458,039     4,134,895
                     Other plant and equipment .................       778,145       693,482
                                                                   -----------   -----------
                                                                    10,209,692     9,231,113
                                                                   -----------   -----------

                Cable Television Plant in Service:
                     Franchise .................................        32,992        32,992
                     Land ......................................         6,086         8,586
                     Buildings .................................       127,938       248,855
                     Towers, antennas and head end equipment ...     1,509,394     1,509,394
                     Cable and wire facilities .................     1,573,524     1,573,524
                     Other plant and equipment .................       177,445       193,470
                                                                   -----------   -----------
                                                                     3,427,379     3,566,821
                                                                   -----------   -----------


                          Total property and equipment .........    13,637,071    12,797,934
                          Less accumulated depreciation ........     8,468,035     7,471,139
                                                                   -----------   -----------
                                                                     5,169,036     5,326,795
                          Plant under construction .............        21,140       282,497
                                                                   -----------   -----------
                                                                   $ 5,190,176   $ 5,609,292
                                                                   ===========   ===========

            Depreciation on depreciable property resulted in a composite rate of 8.1% for both years ended December 31, 2002 and 2001.

NOTE 7.     LONG-TERM DEBT

            Long-term debt consists of the following:


                                                        2002           2001
                                                    -----------    -----------
              Rural Telephone Finance Cooperative
                  7.35% (Fixed Rate) ............   $ 1,912,625    $ 2,038,990
                       Less current portion .....      (134,981)      (126,365)
                                                    -----------    -----------
                                                    $ 1,777,644    $ 1,912,625
                                                    ===========    ===========

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 7.     LONG-TERM DEBT, (Continued)

            The annual requirements for principal payments on long-term debt for the next five years are as follows:

                                                      Principal
                                                      ---------

                          2003 ..................     $ 134,981
                          2004 ..................       144,183
                          2005 ..................       154,013
                          2006 ..................       164,513
                          2007 ..................       175,729

            Substantially all assets of the Company are pledged as security for the long-term debt under certain loan agreements with the Rural Telephone Finance Cooperative (RTFC). These mortgage notes are to be repaid in equal quarterly installments covering principal and interest beginning two to three years after date of issue and expiring by the year 2013.

            The security and loan agreements underlying the RTFC notes contain certain restrictions on distributions to stockholders, investment in, or loans to others, and payment of management fees or an increase in management fees. The Company is restricted from making any distributions, except as might be specifically authorized in writing in advance by the RTFC noteholders, unless minimum net worth exceeds 40% and distributions are limited to certain levels of prior year cash margins. In addition, the Company is required to achieve a debt service coverage ratio of not less than 1.25 and a times interest earned ratio of not less than 1.5.

            The Company has a line of credit with the RTFC for $1,500,000. The approved line of credit is available until December 1, 2005 at a rate of 5.75% at December 31, 2002. No funds were advanced under the line at December 31, 2002.

            In addition, Prairie Telephone Company, Inc. a wholly-owned subsidiary of Breda Telephone Corporation, has a line of credit with the RTFC for $500,000. This approved line of credit is available until November 30, 2005 at a rate of 5.75% at December 31, 2002. No funds were advanced under the line at December 31, 2002.

            Cash paid for interest, net of amounts capitalized for 2002 and 2001, totaled $146,571 and $155,731, respectively.

NOTE 8.     INCOME TAXES

            Income taxes reflected in the Consolidated Statements of Income consist of the following:

                                                                   2002         2001
                                                                ---------    ---------
              Federal income taxes:
                   Current tax expense ......................   $ 503,880    $ 446,358
                   Deferred tax expense (benefits) ..........        (531)      36,157
                   Amortization of investment tax credits ...      (9,769)      (9,769)
              State income taxes:
                   Current tax expense ......................     198,888      158,643
                   Deferred tax expense (benefits) ..........        (208)      13,138
                                                                ---------    ---------
              Total income tax expense ......................   $ 692,260    $ 644,527
                                                                =========    =========

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 8.     INCOME TAXES, (Continued)

            Deferred federal and state tax liabilities and assets reflected in the Consolidated Balance Sheets are summarized as follows:

                                                              2002       2001
                                                            --------   --------
              Deferred Tax Liabilities
                   Federal ..............................   $269,312   $433,974
                   State ................................     79,530    152,478
                                                            --------   --------
                       Total Deferred Tax Liabilities ...    348,842    586,452
                                                            --------   --------
              Deferred Tax Assets
                   Federal ..............................    197,347    374,364
                   State ................................     70,202    131,534
                                                            --------   --------
                       Total Deferred Tax Assets ........    267,549    505,898
                                                            --------   --------

                   Net Deferred Tax Liability ...........   $ 81,293   $ 80,554
                                                            ========   ========

              Current portion ...........................   $     --   $     --
              Long-term portion .........................     81,293     80,554
                                                            --------   --------
                   Net Deferred Tax Liability ...........   $ 81,293   $ 80,554
                                                            ========   ========

            The tax provision differs from the expense that would result from applying the federal statutory rates to income before taxes as the result of state income taxes and the amortization of investment tax credits.

            Prepaid income taxes of $51,280, appearing on the consolidated balance sheet at December 31, 2001, reflect overpayments of estimated taxes.

            Cash paid for income taxes for 2002 and 2001 totaled $566,317 and $367,241, respectively.

            The following is a reconciliation of the statutory federal income tax rate of 34% to the Company's effective income tax rate:

                                                                2002      2001
                                                               ------    ------

              Statutory federal income tax rate ............     34.0%     34.0%
              State income taxes, net of federal benefit ...      9.6%      9.6%
              Amortization of investment tax credits .......      (.1)      (.1)
              Dividends received deduction .................     (1.5)     (1.6)
              Tax exempt interest ..........................     (3.9)     (4.0)
              Other ........................................     (3.2)     (2.0)
                                                               ------    ------
                   Effective income tax rate ...............     34.9%     35.9%
                                                               ======    ======

            The Company files a consolidated tax return including their subsidiaries, Prairie Telephone Company, Inc., Westside Independent Telephone Company and Tele-Services, Ltd.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 9.     OPERATING SEGMENTS INFORMATION

            The Company organizes its business into three reportable segments: local exchange carrier (LEC) services, broadcast services and internet service provider (ISP) services. The LEC services segment provides telephone, data services and other services to customers in local exchanges. The broadcast services segment provides cable television services to customers in Iowa and Nebraska. The ISP services segment provides internet access to customers within the local exchanges and the surrounding areas. The Company also had telemarketing services that do not meet the quantitative threshold for a reportable segment. These services were discontinued during 2001.

            The Company's reportable business segments are strategic business units that offer different products and services. Each reportable segment is managed separately primarily because of different products, services and regulatory environments. LEC segments have been aggregated because of their similar characteristics.

            The segment's accounting policies are the same as those described in the summary of significant accounting policies.

                                            Local                        Internet
                                          Exchange                       Service
                      2002                 Carrier       Broadcast       Provider       Other          Total
                      ----               -----------    -----------     ---------     ---------     -----------
            Revenues and sales ......    $ 4,273,999    $   975,336     $ 726,028     $      --     $ 5,975,363
            Intersegment income
                and sales ...........             --             --            --            --              --
            Interest income .........        291,951          7,321             4            --         299,276
            Interest expense ........        146,571             --            --            --         146,571
            Depreciation and
                amortization ........        667,403        310,214        92,952            --       1,070,569
            Income tax expense
                (benefit) ...........        810,014        (29,439)      (86,273)       (2,042)        692,260
            Segment profit (loss) ...      1,384,318       (114,925)      (47,807)       (3,165)      1,218,421
            Segment assets ..........     14,345,956      1,463,418       828,015        49,898      16,687,287
            Expenditures for
                segment assets ......        596,549         14,136       144,210            --         754,895

                2001(As restated)
                -----------------
            Revenues and sales ......    $ 3,957,357    $   998,675     $ 761,999     $ 166,213     $ 5,884,244
            Intersegment income
                and sales ...........             --             --            --            --              --
            Interest income .........        334,872          9,113            --            --         343,985
            Interest expense ........        155,731             --            --            --         155,731
            Depreciation and
                amortization ........        713,366        328,005        75,249        12,165       1,128,785
            Income tax expense
                (benefit) ...........        806,653        (64,107)      (72,983)      (25,036)        644,527
            Segment profit (loss) ...      1,305,954        (92,250)      (30,103)      (36,028)      1,147,573
            Segment assets ..........     13,872,744      1,536,731       805,410        39,782      16,254,667
            Expenditures for
                segment assets ......        507,202         51,077        65,991            --         624,270

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 9.     OPERATING SEGMENTS INFORMATION, (Continued)

            Reconciliation of Segment Information
            -------------------------------------                                  2001
                                                                   2002        (As restated)
                                                               ------------    ------------
            REVENUES:
                 Total revenues for reportable segments ....   $  5,975,363    $  5,718,031
                 Other revenues ............................             --         166,213
                                                               ------------    ------------
                     Consolidated Revenues .................   $  5,975,363    $  5,884,244
                                                               ============    ============
            PROFIT:
                 Total profit for reportable segments ......   $  1,221,586    $  1,183,601
                 Other profit (loss) .......................         (3,165)        (36,028)
                                                               ------------    ------------
                     Net Income ............................   $  1,218,421    $  1,147,573
                                                               ============    ============


            ASSETS:
                 Total assets for reportable segments ......   $ 16,637,389    $ 16,214,885
                 Other assets ..............................         49,898          39,782
                 Elimination of intercompany receivables ...             --         (90,758)
                                                               ------------    ------------
                     Consolidated Assets ...................   $ 16,687,287    $ 16,163,909
                                                               ============    ============


NOTE 10.    NET INCOME PER COMMON SHARE

            Net income per common share for 2002 and 2001 was computed by dividing the weighted average number of shares of common stock outstanding into the net income. The weighted average number of shares of common stock outstanding for the years ended December 31, 2002 and 2001 were 33,968 and 36,083, respectively.

NOTE 11.    STOCK VALUE ADJUSTMENT

            During May 2001, the board of directors authorized a $23 increase in the stated value of each share of common stock from $235 to $258. There were 37,021 shares outstanding at the time of the value adjustment, which reduced retained earnings by $851,483.

            During May 2002, the board of directors authorized a $22 increase in the stated value of each share of common stock from $258 to $280. There were 34,738 shares outstanding at the time of the value adjustment, which reduced earnings by $764,236.

NOTE 12.    STOCK RESTRICTIONS

            The Company has one class of common stock. Each stockholder is entitled to one vote regardless of the number of shares owned. Restrictions on the stock include the following:

            o Individuals purchasing new shares of stock must be living within the service areas of the Breda Telephone Corporation and subscribe to its telephone services. In addition, new stockholders are limited to purchasing no more than thirty shares of stock directly from the Breda Telephone Corporation.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 12.    STOCK RESTRICTIONS, (Continued)

            o Stockholders are limited to ownership of not more than one percent of the outstanding shares of stock unless ownership was prior to the restated Articles of Incorporation.

            o Stockholders shall not sell any shares of stock owned unless the Company has been given first right of refusal.

            o In households with multiple individuals, only one person must be deemed the subscriber of Company services.

            o A one-time stock transfer to a family member (spouse, child, grandchild, parent, grandparent, or sibling) is allowed for shareholders of record for the shares they held in 1995 even if such transferee resides outside of the telephone exchange service area and is not a subscriber of the Breda Telephone Corporation's telephone services.

            o     Stock transfers require the consent of the board of directors.

            The Company may adopt bylaws, which may further restrict the transfer or ownership of capital stock of the Company.

NOTE 13.    EMPLOYEE BENEFIT PLAN

            The Company adopted for its employees who have met certain eligibility requirements, a defined benefit retirement and security program sponsored by the National Telephone Cooperative Association (NTCA). The plan calls for the Company to contribute 8.6% of each enrolled employees' annual gross salary. As a condition of participation, each participating employee must also contribute a minimum 3% of their annual gross salary. Contributions made by the Company totaled $88,860 and $80,538 for the years ended December 31, 2002 and 2001, respectively.

NOTE 14.    CONCENTRATIONS OF CREDIT RISK

            The Company grants credit to local telephone service and cable television service customers, all of whom are located in the franchised service areas, internet customers and to telecommunications intrastate and interstate long distance carriers.

            The Company received 42% of its revenues from access revenues and assistance provided by the Federal Universal Service Fund. As a result of the Telecommunications Act of 1996, the manner in which access revenues and Universal Service Funds are determined is currently being modified by regulatory bodies.

            Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, along with both temporary and long-term investments. The Company places its cash, cash equivalents and investments in several financial institutions, which limits the amount of credit exposure in any one financial institution.

            The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

                           BREDA TELEPHONE CORPORATION
                                AND SUBSIDIARIES
                                   BREDA, IOWA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 15.    RELATED PARTY

            The Company receives commission revenue from RSA #9 Ltd. Partnership (RSA #9) based on cellular service activation and retention. The Company has a 16.7% ownership interest in RSA #9. Commissions received by the Company for the years ended December 31, 2002 and 2001 were approximately $778,500 and $575,000, respectively. At December 31, 2002 and 2001, $111,755 and $58,925 were due from RSA #9 for commissions.

NOTE 16.    COMMITMENTS AND CONTINGENCIES

            The company has entered into an agreement to purchase a building for $246,000. The transaction is expected to close during the first quarter of 2003.

            Additionally, the Company has purchase commitments totaling approximately $60,000 for a fiber optic cable project to be completed during the spring of 2003.